Posting Supplement No. 1 dated July 30, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated July 30, 2009 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 54734

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
54734	$25,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 54734. Member loan 54734 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	n/a	Debt-to-income ratio:	19.48%
Length of employment:	n/a	Location:	San Francisco, CA

Home town:	Burbank
Current & past employers:	KB Home
Education:	Northwestern University

This borrower member posted the following loan description, which has not been verified:

Due to a lack of personal finance education and exposure to poor financing skills growing up, I was easy prey for credit predators. I am devoted to becoming debt-free and can assure my lenders that I will pay on-time every time. I have never missed a payment during the last 16 years that I have had credit.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,854.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388543

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388543	$7,300	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388543. Member loan 388543 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Davis Distribution Systems	Debt-to-income ratio:	10.52%
Length of employment:	4 years 2 months	Location:	Weirton, WV

Home town:	Pittsburgh
Current & past employers:	Davis Distribution Systems, Jessica Breedlove Designs, Pittsburgh Technical Institute
Education:	Pittsburgh Technical Institute

This borrower member posted the following loan description, which has not been verified:

I will be paying off my credit cards so i can have one payment every month at a lower interest rate.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	62
Revolving Credit Balance:	$8,351.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 399343

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
399343	$10,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 399343. Member loan 399343 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	MattsonJack	Debt-to-income ratio:	12.55%
Length of employment:	3 years 8 months	Location:	Saint Louis, MO

Home town:
Current & past employers:	MattsonJack
Education:

This borrower member posted the following loan description, which has not been verified:

We already have a 2 year old Grand Caravan, however my wife's car, 15 year old Ford Escort requires immediate replacement. I want to buy a car between 15-17 K. I am looking for a loan to find out if I can get better rate here than at dealer or as a last step credit card. My financial situation: I am full-time employee as systems analyst in one of consulting company.

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,466.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 411973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
411973	$10,750	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 411973. Member loan 411973 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	united health care	Debt-to-income ratio:	13.20%
Length of employment:	6 years 11 months	Location:	GREEN BAY, WI

Home town:	Green Bay
Current & past employers:	united health care, American Medical Security
Education:	Northeast Wisconsin Technical College

This borrower member posted the following loan description, which has not been verified:

I have very good credit but my husbands is not so good due to some bills he had when he was younger. We pay our bills on time every month and we are a very good investment. We are just trying to consolidate our bills so we have 1 payment per month rather than many.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,196.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 413899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
413899	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 413899. Member loan 413899 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	coca cola	Debt-to-income ratio:	15.87%
Length of employment:	15 years 8 months	Location:	galt, CA

Home town:	Oakland
Current & past employers:	coca cola, food king
Education:

This borrower member posted the following loan description, which has not been verified:

need to pay off a 4o1k loan,

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,138.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 415654

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
415654	$13,200	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 415654. Member loan 415654 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Brown & Brown Insurance	Debt-to-income ratio:	7.26%
Length of employment:	1 year 11 months	Location:	Surprise, AZ

Home town:	Phoenix
Current & past employers:	Brown & Brown Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate about $13,200 of high interest debt. Outside of this debt I my only other debt is car payment. Thanks for your help.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	38
Revolving Credit Balance:	$10,965.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 422987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
422987	$8,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 422987. Member loan 422987 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Wentworth Management	Debt-to-income ratio:	24.43%
Length of employment:	6 years 6 months	Location:	Port Wentworth, GA

Home town:	Louisiana
Current & past employers:	Wentworth Management, Pulte Homes Inc., H&R Block, Del Webb, Banctec
Education:	University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

I am an IT administrator. The company that I work for is an age restricted Home Owners Asssociation/Community Management that has been in business for 10+ years. Need loan to pay off a Discover card with outrageous rates, and a dental bill.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,359.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424108

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424108	$9,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424108. Member loan 424108 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	neiman marcus	Debt-to-income ratio:	18.60%
Length of employment:	11 years 8 months	Location:	DALLAS, TX

Home town:
Current & past employers:	neiman marcus
Education:

This borrower member posted the following loan description, which has not been verified:

I wanted to give this money to my daughter who is graduating college so she can pay off some of the expenses she accrued and also assist her in getting her life after college started.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$16,225.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424117

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424117	$3,000	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424117. Member loan 424117 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Angus Grill Churrascaria	Debt-to-income ratio:	9.10%
Length of employment:	1 year 2 months	Location:	Houston, TX

Home town:	Freeport, Bahamas
Current & past employers:	Angus Grill Churrascaria, Fogo de Chao, United States Marine Corps
Education:	Texas A & M University at Corpus Christi, The University of West Florida

This borrower member posted the following loan description, which has not been verified:

I have an opportunity to purchase 15% interest in a Brazilian Churrascarria. This restaurant has only been open since March 2009, however the present owners have another location here in Houston that has been in business since 2005. What is a Churrascaria? It is a style of Southern Brazilian cooking. It has a two course meal that begins with a salad bar. It is self service and has about 25 different hot and cold items to choose. When you are back at the table and ready for the meats you flip a coaster that is provided. One side of the coaster is red and the other side is green. When you want meats, you flip the coaster to green and then the servers will pass by and offer 15 different cuts of meat including beef, chicken, pork and lamb. We also provide grilled shrimp. Whenever you want to rest, turn the coaster back to red and the servers will pass you by. To buy into this partnership, I need to raise $25k. This money will be used to make improvements to restaurant such as new AC units and to add a patio bar. Money will also be used to increase out marketing such as billboards and mail flyers. At the present the restaurant nets about $65-70k monthly, but we feel we can bring it up to $100 with some small changes.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	20
Revolving Credit Balance:	$610.00	Public Records On File:	0
Revolving Line Utilization:	13.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 425612

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425612	$8,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425612. Member loan 425612 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,013 / month
Current employer:	Caesar's Palace	Debt-to-income ratio:	9.23%
Length of employment:	1 year 9 months	Location:	Las Vegas, NV

Home town:	Gray
Current & past employers:	Caesar's Palace, Mandalay Bay
Education:	Lycee Le Paraclet (3 year French culinary program)

This borrower member posted the following loan description, which has not been verified:

Financially stable couple investing in real estate with other family members. Thank you.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$364.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426062

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426062	$19,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426062. Member loan 426062 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,917 / month
Current employer:	n/a	Debt-to-income ratio:	20.70%
Length of employment:	n/a	Location:	San Antonio, TX

Home town:	Holland
Current & past employers:
Education:	Trinity University, Teachers College at Columbia University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my debt on 2 credit cards so that I can create a fixed payment schedule. My 3rd card has a fixed rate at 4% for the life of the balance and I have cut up all cards related to that account as well as plan to on these other two. In the last 24 months and went through a bad divorce which caused more spending than planned. I am trying to get back to a debt free life.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	38	Months Since Last Delinquency:	5
Revolving Credit Balance:	$32,218.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 426198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426198	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426198. Member loan 426198 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	MKS Instrument	Debt-to-income ratio:	10.45%
Length of employment:	2 years	Location:	BURLINGTON, MA

Home town:
Current & past employers:	MKS Instrument, Research Corporation of University of Hawaii
Education:	University of Hawaii at Manoa

This borrower member posted the following loan description, which has not been verified:

I am in a process of getting divorce and I need the money so that I can move to other town and start over again. Please help.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,328.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426386

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426386	$15,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426386. Member loan 426386 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Capgemini	Debt-to-income ratio:	9.18%
Length of employment:	2 years 9 months	Location:	Delmont, PA

Home town:
Current & past employers:	Capgemini
Education:

This borrower member posted the following loan description, which has not been verified:

Drama Kids International is a franchised after school program for children 5 - 17 with an objective of building self-esteem, communication skills and confidence through the use of the dramatic arts. Currently there are nearly 140 franchisees operating in over 1,000 class locations serving in excess of 40,000 students worldwide. Of those franchises 42 are owned and operated in the United States with over 4,000 students currently enrolled. Drama Kids classes are oriented to three age groups, Lower Primary (5 - 8), Upper Primary (9 - 12), & Youth Theatre (13 - 17). In my first year of operation I will offer the Lower and Upper Primary classes five days a week. I expect to commence classes in September 2009. I expect to start the year with 5 locations holding 2 classes per day and 10 classes per week. I plan to develop the territory throughout the year and hope to end the year with 7 locations and 14 classes per week. Children attend the class one day per week at a location that is convenient to them. The market for after school programs and arts oriented programs is growing as a result of several factors including: the high percentage of two-income families that need productive places for their children to be after school, parents looking to give their children every advantage that they can afford and tight education budgets that cut arts and culture programs first. My primary marketing strategy will first focus on finding existing, sanctioned, and subsidized community after school programs that are looking for quality programming to add to their curriculum. Secondly, I will focus on setting up locations in communities that have a high concentration of children ages 5 - 17. And finally, there will be a strong emphasis on hiring outstanding, engaging, certified teachers with strong class management skills who will motivate the children and generate a level of excitement and word of mouth promotion to support a steady growth in enrollment. In support of the word of mouth endorsements I will be utilizing promotional items such as t-shirts, stickers and refrigerator magnets as giveaways to keep our name circulating in the market. I feel that I am qualified to run this franchise because of my extensive theater background. I have participated in over 50 shows in the last 30 years.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	40
Revolving Credit Balance:	$10,055.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426526

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426526	$5,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426526. Member loan 426526 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,700 / month
Current employer:	AK Steel Holding	Debt-to-income ratio:	16.30%
Length of employment:	10 years	Location:	Middletown, OH

Home town:	Covington
Current & past employers:	AK Steel Holding, Office Outfitters
Education:	Northwesern Business College

This borrower member posted the following loan description, which has not been verified:

Pay some bills off, a few minor home improvements and start Christmas shopping

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	14
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426978

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426978	$10,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426978. Member loan 426978 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Medical College of Wisconsin	Debt-to-income ratio:	0.82%
Length of employment:	11 months	Location:	Milwaukee, WI

Home town:
Current & past employers:	Medical College of Wisconsin
Education:	University of North Carolina at Chapel Hill (UNC)

This borrower member posted the following loan description, which has not been verified:

I'm a physician who will be finishing years of training (medical school, residency, and fellowship) at the end of 7/09. My dream career, as a pediatric anesthesiologist in Denver, will not start until 11/09. During the 3 months between jobs, I need a financial bridge to help me cover the costs of rent, health insurance, moving from Milwaukee to Denver, new apartment security deposit, and my October anesthesiology board exam, oh...and food. I'm a reliable and responsible loan candidate as I have an excellent credit score. I rarely carry a credit card balance. I made all of my car payments on time and now fully own my car. When I start my career as a subspecialist physician (Anesthesiologist for children) I will have plenty of capital to repay this loan.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,401.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427419

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427419	$7,750	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427419. Member loan 427419 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Dell Inc	Debt-to-income ratio:	17.54%
Length of employment:	4 years 2 months	Location:	Austin, TX

Home town:	Mejicanos
Current & past employers:	Dell Inc, Top Gun
Education:	Instituto nacional Nocturno Jose Damian Villacorta, Instituto Tecnologico Centroamericano, Instituto de ense??anzas tecnicas ENSETEC

This borrower member posted the following loan description, which has not been verified:

I need to pay credit card that are high in rates, so I can relieve some finantial pressure.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	26
Revolving Credit Balance:	$4,034.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427746

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427746	$9,900	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427746. Member loan 427746 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,442 / month
Current employer:	Hewitt Associates	Debt-to-income ratio:	18.19%
Length of employment:	4 years 5 months	Location:	KISSIMMEE, FL

Home town:	Winter Park
Current & past employers:	Hewitt Associates, Best Buy Co. Inc.
Education:	University of Central Florida, Florida State University

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my outstanding debts into one easier to make payment and lower my bills My credit score is good and all of my accounts have been and still are in good standing - my income supports making the monthly payments as I currently make 220% of my monthly recurring bills on a regular basis.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,737.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427961

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427961	$2,800	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427961. Member loan 427961 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	mellon united national bank	Debt-to-income ratio:	21.17%
Length of employment:	8 years 10 months	Location:	MIAMI BEACH, FL

Home town:	Miami
Current & past employers:	mellon united national bank, phoenix american warranty
Education:	miami dade college

This borrower member posted the following loan description, which has not been verified:

i can pay the min on my credit card payments but i do not have enough cash on hand. i feel if i pay off credit cards, cancel all credit cards and pay on payment that will help as long as it is around $450 a month.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,579.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427999

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427999	$5,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427999. Member loan 427999 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	RxUnlimited Pharmacy	Debt-to-income ratio:	8.20%
Length of employment:	1 year	Location:	Canoga Park, CA

Home town:	Tarboro
Current & past employers:	RxUnlimited Pharmacy
Education:	Medical Univ. of South Carolina

This borrower member posted the following loan description, which has not been verified:

Have a higher interest rate on a loan and also need to pay off a couple of charge accts. Would like to consolidate these and reduce my payment

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1969	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	35
Revolving Credit Balance:	$8,209.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 428040

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428040	$25,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428040. Member loan 428040 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,333 / month
Current employer:	The Veteran Affairs Medical Center	Debt-to-income ratio:	9.09%
Length of employment:	21 years 8 months	Location:	Bunkie, LA

Home town:	Bunkie
Current & past employers:	The Veteran Affairs Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

I need to do some home improvement.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	25
Revolving Credit Balance:	$18,790.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 428175

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428175	$10,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428175. Member loan 428175 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,292 / month
Current employer:	astons marble and granite	Debt-to-income ratio:	23.49%
Length of employment:	3 years 1 month	Location:	CORPUS CHRISTI, TX

Home town:	Freer
Current & past employers:	astons marble and granite, Brinker International (chili's)
Education:	Texas A & M University at Kingsville

This borrower member posted the following loan description, which has not been verified:

Hello, My name is Rolando Lerma Jr. and I am in need of financial assistance. I plan on using the money to pay off a high interest credit card. I used my credit card to purchase many of my school supplies I needed for college, and to move after I graduated. I am currently employed full time, and have been with the same company for over 3 years. Before that I have held a full time job since I was in high school. I have tried paying down my credit card, but the interest rate basically nulls my payment, and it seem like I am getting nowhere on reducing my bill. I have always paid my bills, and I know I have good credit. I need help because I do not want to be trying to pay off my credit card 10 years from now, I would much rather get it done sooner. I have never defaulted on a loan and am in good standings with my bank. I would like to thank you for taking the time to review my application. If you do decide to approve me I thank you in advance and I guarantee I will not default and I will make my payments. Please help me. Thank you, Roland Lerma Jr

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,709.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428308

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428308	$20,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428308. Member loan 428308 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Genisys Credit Union	Debt-to-income ratio:	12.15%
Length of employment:	11 years 1 month	Location:	CLARKSTON, MI

Home town:
Current & past employers:	Genisys Credit Union, Genisys Credit Union
Education:	Macomb community college

This borrower member posted the following loan description, which has not been verified:

I am not late or behind on any payments. I want to consoildate payments. Currently monthly payments all together 1073.00 for 6 different debts. with the 3 year 20000.00 loan my monthly payment goes down 657.00 and my debt will be paid off in 3 years. thank you in advance for your consideration

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,948.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428324

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428324	$14,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428324. Member loan 428324 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,083 / month
Current employer:	UCSF Medical Center	Debt-to-income ratio:	8.88%
Length of employment:	3 years 6 months	Location:	Larkspur, CA

Home town:	Newcastle
Current & past employers:	UCSF Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

To pay off debts incurred whilst residing in the UK

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,424.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428462	$17,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428462. Member loan 428462 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	Sears Holdings Corporation	Debt-to-income ratio:	7.80%
Length of employment:	10 years 7 months	Location:	COLUMBUS, OH

Home town:	Portsmouth
Current & past employers:	Sears Holdings Corporation, PRIORITY DELIVERY SERVICE
Education:	Ohio State University-Newark Campus

This borrower member posted the following loan description, which has not been verified:

I AM SEEKING A LOAN TO PAY FOR MY OWN WEDDING AND ALSO A HONEYMOON. I HAVE BEEN EMPLOYED FOR 10 1/2 YEARS AT THE SAME COMPANY. I MAKE ABOUT $26000 PLUS A YEAR. I ALSO HAVE A RENTAL PROPERTY THAT BRINGS IN ABOUT $6900 PER YEAR. IN ADDITION TO THIS THE SPOUSE TO BE HAS AN INCOME THAT WILL BASICALLY DOUBLE MY YEARLY EARNINGS NOT COUNTING THE RENTAL PROPERTY. THIS MEANS I SHOULD HAVE MORE THAN ADEQUATE MEANS TO REPAY THE LOAN. THIS IS A VERY IMPORTANT EVENT FOR ME AND THAT IS WHY I AM SEEKING HELP IN THIS MATTER. I APPRECIATE ALL THAT YOU CAN DO FOR ME IN SEEING THAT THIS DREAM LOAN IS TAKEN CARE OF QUICKLY. SINCERELY GARY COCKRELL.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1973	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,929.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 428539

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428539	$18,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428539. Member loan 428539 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Matrix Service	Debt-to-income ratio:	13.82%
Length of employment:	6 years	Location:	MORTON, PA

Home town:	Bryn Mawr
Current & past employers:	Matrix Service, Thrift Drug
Education:	Strayer University

This borrower member posted the following loan description, which has not been verified:

I would like to take out a loan for 15,000 to consolidate my credit cards and a few other bills into one monthly payment. I want to do this to help pay off faster and to help better my credit score.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,611.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 428551

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428551	$16,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428551. Member loan 428551 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,421 / month
Current employer:	Qwest Communications	Debt-to-income ratio:	18.34%
Length of employment:	1 year	Location:	Maricopa, AZ

Home town:	Coos Bay
Current & past employers:	Qwest Communications
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

Hello! My husband of 11 years and I, are hoping to build a pool in our backyard to enjoy with friends and our two children in this warm climate. Two years ago, we moved to Arizona from Washington state with a new job, and we love it! We purchased a home and decided to stay, but now wish we had purchased a home with a pool--something usually secured by your property--and those loans are now few and far between. We are slightly upside down on our home, so selling and repurchasing a home with a pool isn't a great option for us right now. We have researched several pool builders and have narrowed it down to two. We would love to take advantage of the end of summer pool discounts offered by pool builders, as we are approaching the slow time of year for new pool builds. Our current household income is roughly $120,000. Approximately $7000 is my part time job working at our children's school, and the remainder is my husband's income working for a major telephone service provider. We are honest, hardworking, taxpaying idividuals who are more than willing to work hard to get ahead. We currently contribute more than 15% of our income into our retirement accounts, give to charity on a regular basis and have money set aside for emergencies. We are trustworthy and receive commendations at both our places of employment all of the time--we are nice people who need to cool off in the summer!

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	25
Revolving Credit Balance:	$10,196.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 428763

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428763	$5,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428763. Member loan 428763 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,990 / month
Current employer:	advance bldg	Debt-to-income ratio:	3.65%
Length of employment:	3 years	Location:	ASTORIA, NY

Home town:	astoria
Current & past employers:	advance bldg, a & b trading corp
Education:	laguardia community college

This borrower member posted the following loan description, which has not been verified:

I need the money to help one of my family members who lost his job. I will use this to help pay the rent and utilites. I work 3 jobs and have my own company.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,787.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428806

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428806	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428806. Member loan 428806 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,417 / month
Current employer:	Calyon Securities	Debt-to-income ratio:	6.79%
Length of employment:	1 year 6 months	Location:	Long Island City, NY

Home town:	Flushing
Current & past employers:	Calyon Securities
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my current credit card debt at a lower rate. I am a twenty three year old working as a trader at a major bank. My current salary is 65k a year plus year end bonus. The only other debt I have besides this is a federal student loan for $10,000. I have been on time with all my payments for my student loan and credit cards. Most of this debt was accumulated during my college years paying for daily expenses and student expenses such as books. According to my schedule, I will pay this credit card debt off in about one year. Attaining a loan and saving a few hundred basis points would be a more convenient plan if possible.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,314.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428826	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428826. Member loan 428826 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,417 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	17.93%
Length of employment:	12 years 1 month	Location:	Flemington, NJ

Home town:	Pittsburgh
Current & past employers:	Johnson & Johnson
Education:	Duquesne University, Xavier University

This borrower member posted the following loan description, which has not been verified:

I am looking for $25k unsecured to simply consolidate some very high interest rate credit card debt that I accumulated recently. I am being charged 20%+ interest. I am a sales executive for a Fortune 50 company and will have this repaid in less than 12 months. Please check my credit report - I have spotless payment history - never missed, never late. I just have too much credit which lowers my credit score. I would appreciate any assistance between $10k and $25k unsecured to avoid this very high interest that I'm paying. Thank you.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$181,638.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 428839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428839	$21,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428839. Member loan 428839 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	US Govt	Debt-to-income ratio:	8.23%
Length of employment:	22 years	Location:	Forest Park, IL

Home town:	Memphis
Current & past employers:	US Govt
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all my bill with one low monthly payment. I am currently employed full time with the Federal Govt for over 22 years. I would like to have all of my bills paid for before I retire in 8 years.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1980	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,956.00	Public Records On File:	1
Revolving Line Utilization:	71.10%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428879	$7,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428879. Member loan 428879 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,992 / month
Current employer:	Service Experts, Inc	Debt-to-income ratio:	13.23%
Length of employment:	1 year 9 months	Location:	Brighton, CO

Home town:	Brighton
Current & past employers:	Service Experts, Inc
Education:	University of Colorado at Denver and Health Sciences Center

This borrower member posted the following loan description, which has not been verified:

I am applying for a loan which I will use to consolidate my debt into one monthly payment, which will reduce my debt-ratio and improve my credit score as well. I am looking forward to paying off my credit cards, and possible cancelling a few of the newer ones. I read that a fixed loan is better on my credit score than many revolving credit cards. My goal is to pay off my debt, with a fixed loan I will see the progress in paying off the loan, and improving my credit score. I understand that bettering my score and paying off debt will help me in the future when I want to purchase my home, or my vehicle. I am a reliable candidate for the loan, I have been working on paying off my smaller credit cards and have done so, it is the larger ones that are difficult to make progress on, because of the larger interest rate. I always pay my bills every month, and have the means to do so, I am a very responsible person which makes me a good candidate for a loan. I feel a loan will greatly help and will be easier for me to pay, and make larger payments and hopefully pay it off sooner.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	33
Revolving Credit Balance:	$8,815.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428885

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428885	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428885. Member loan 428885 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Adorno and Yoss LLP	Debt-to-income ratio:	18.31%
Length of employment:	1 year	Location:	WEST PALM BEACH, FL

Home town:	Boynton Beach
Current & past employers:	Adorno and Yoss LLP, Circuit City Stores
Education:	Florida Atlantic University, Nova Southeastern University

This borrower member posted the following loan description, which has not been verified:

This is a loan to consolidate and pay off my credit cards.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	46
Revolving Credit Balance:	$16,528.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428899	$18,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428899. Member loan 428899 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	Merced Union High School District	Debt-to-income ratio:	16.42%
Length of employment:	16 years	Location:	ATWATER, CA

Home town:	Merced
Current & past employers:	Merced Union High School District
Education:	Biola University, California State University-Stanislaus (CSU Stanislaus)

This borrower member posted the following loan description, which has not been verified:

I have a good solid job and very low living expenses. I want to put my credit card debt into a 3 year fixed loan and then cut up the cards and be debt free in 3 years.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	71
Revolving Credit Balance:	$11,318.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428987	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428987. Member loan 428987 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	AJ Jersey Inc	Debt-to-income ratio:	17.12%
Length of employment:	8 years	Location:	UNION, NJ

Home town:	Elizabeth
Current & past employers:	AJ Jersey Inc, Raymond of New Jersey
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is to consolidate all my major credit debt.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,524.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429010

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429010	$11,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429010. Member loan 429010 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Cast and Crew	Debt-to-income ratio:	7.62%
Length of employment:	2 years	Location:	STUDIO CITY, CA

Home town:	Hemet
Current & past employers:	Cast and Crew
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

Hello, I am hoping for assistance to consolidate my debt. Within the last few years with my current employer, I've reduced my overall debt by about 30%. With the remaining debt I have at such high interest rates (IE: my credit line with HFC), I need to consolidate my debt so I can eliminate my overall debt faster. Realizing that getting into debt is principally a big mistake, I wish to move forward by exemplifying better financial responsibilty and proving this lesson learned. Thank you for your consideration. All the best, Nori Chia

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	45
Revolving Credit Balance:	$10,756.00	Public Records On File:	0
Revolving Line Utilization:	69.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429085

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429085	$7,500	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429085. Member loan 429085 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	All American Appraiser	Debt-to-income ratio:	15.84%
Length of employment:	5 years 3 months	Location:	San Francisco, CA

Home town:	St. Petersburg
Current & past employers:	All American Appraiser
Education:	College of Marin, University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I am generally on-time with my monthly payments, and have a fairly good history repaying personal loans.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	77
Revolving Credit Balance:	$5,015.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429126

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429126	$16,750	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429126. Member loan 429126 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Premier Pets	Debt-to-income ratio:	21.34%
Length of employment:	1 year	Location:	Rancho Mirage, CA

Home town:	Syracuse
Current & past employers:	Premier Pets
Education:

This borrower member posted the following loan description, which has not been verified:

Our current business name is Premier Pets and has been in business for 4 years. I purchased the business in Feb 2009 because it was doing around $500k per year in gross sales and decent cashflow. I knew I could increase sales and the overall client base if only I had the right image and location. Thus, rebanding the name to Hollywood Premier Pets and expaning the current location from 1800 sq ft to 2500 sq ft. The new location will have a 1920's Hollywood art deco look and feel. However in the middle of construction and fixture development, our lender backed out of the loan/lease. Feel Free to check out our website www.hollywoodpremierpets.com or call me with any questions. Looking forward to your help.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	17
Revolving Credit Balance:	$13,337.00	Public Records On File:	1
Revolving Line Utilization:	59.00%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429135	$9,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429135. Member loan 429135 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$33,333 / month
Current employer:	n/a	Debt-to-income ratio:	0.59%
Length of employment:	n/a	Location:	torrance, CA

Home town:	Torrance
Current & past employers:	Precision Porsche
Education:

This borrower member posted the following loan description, which has not been verified:

We are seeking additional funding for an innovative and unique alternative energy company. Our company manufactures and distributes wind turbines catered for residential and small business use. Currently we have 1500 invoices from potential buyers that we are fully willing to furnish to anyone interested in investing in this unique business venture. Along with providing our current invoices, we are willing to supply any additional documentation a potential investor may require. The funds we seek will be serving the purpose of allowing us to fulfill all of our current orders. This is certainly a promising investment that has a considerably low possibility of default, being that orders are already in hand and just need to be fulfilled. We hope that anyone interested in becoming involved in such a company would contact us. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	1
Revolving Credit Balance:	$8,049.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429147

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429147	$11,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429147. Member loan 429147 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Halifax Corporation	Debt-to-income ratio:	10.89%
Length of employment:	9 years 9 months	Location:	HARRISBURG, PA

Home town:	Harrisburg/Dauphin
Current & past employers:	Halifax Corporation, PA Blue Shield - Advertising(1990-2000), Hershey Medical Center - Paramedic (1985-1990), Worked at Halifax Corp last 10 yrs (Warranty Admin)
Education:	Harrisburg Area Community College-Harrisburg, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate two credit card payments into one monthly affordable fee.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,637.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429209	$9,600	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429209. Member loan 429209 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	ConforMIS	Debt-to-income ratio:	12.72%
Length of employment:	1 month	Location:	Burlington, MA

Home town:	Framingham
Current & past employers:	ConforMIS, Boston Scientific, Tyco International, Intel, Vought Aircraft
Education:	Lesley University, Dean College, Quinsigamond Community College

This borrower member posted the following loan description, which has not been verified:

Hello Lenders, My 1970's Cessna 150 aircraft is in the shop needing a $10K engine overhaul to restore it back to new condition and make it safe. I spent the winter restoring the interior and all it needs now is this engine rebuild. Having the engine overhauled boosts the airplanes value from it's current $20k market value to around $30-$32k and makes it more fuel efficient and reliable. Once the airplane is flying again, I plan of flying it for various charitable missions, including Angel Flight, Young Eagles and Pilots n Paws (animal rescue). Flying is my passion and I like to apply this passion in a way that I can help others! I recently relocated back to MA, am college degreed with 20+ years career experience. I recently accepted a new job in the medical device industry, and have a decent income ($90k/year) going forward, but living expenses while out of work, plus necessary move costs incurred to get myself here have depleted my current cash reserves. Based on my new job income ($7500/mo) , I will be in a position to pay off my current credit cards and service this loan without any difficulty, in fact, if they provided shorter terms, I'd gladly pay off in just 4 months. but am OK with carrying this loan out to it's 36 month (3 year) term. Longer term, I am looking to eventually buy real estate (condo or starter house) Time is of the essence! The engine rebuilders in PA already have the airplane engine in their shop now and I need these funds to get the 4 week remanufacturing cycle started. They need $6k down and the balance upon delivery. I will have the funds (through future pay checks) to cover the aircraft mechanics fees to reinstall engine when it's done. I really appreciate your consideration as a potential lender!

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	3
Revolving Credit Balance:	$11,265.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429210

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429210	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429210. Member loan 429210 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,458 / month
Current employer:	Caritas Christi	Debt-to-income ratio:	0.00%
Length of employment:	2 years 9 months	Location:	TEWKSBURY, MA

Home town:
Current & past employers:	Caritas Christi
Education:

This borrower member posted the following loan description, which has not been verified:

I'm a single mom who is looking to put a down payment on a vacation home for my son and i. i can make the monthlly payments no problem, i just need a bigger down payment then i have and that is why i am requesting 6,000 to help with the down payment. i am very faithful in paying off my bills. i have no debt, i have paid off all my debt so the focus of my income will be to pay off this loan and the mortgage loan monthly thank you for your consideration

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	17
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429247

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429247	$2,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429247. Member loan 429247 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Douglas Development	Debt-to-income ratio:	17.62%
Length of employment:	2 months	Location:	ARLINGTON, VA

Home town:	Jacksonville
Current & past employers:	Douglas Development, Georgetown University
Education:	Georgetown University, Southwestern University

This borrower member posted the following loan description, which has not been verified:

Recent Graduate

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	66
Revolving Credit Balance:	$5,127.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429248

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429248	$6,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429248. Member loan 429248 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,870 / month
Current employer:	Meridain Pear	Debt-to-income ratio:	13.41%
Length of employment:	1 month	Location:	SANTA BARBARA, CA

Home town:	Santa Barbara
Current & past employers:	Meridain Pear, Gershoni Creative Agency
Education:	School of Media Arts, Academy of Art College

This borrower member posted the following loan description, which has not been verified:

Hello, Thank you for your interest in my loan request. I am seeking a personal loan for work relocation expenses and debt consolidation. I have just recently begun working as a Web Designer for a company in Santa Barbara. So far I have worked from home as a Contractor and have now been offered the opportunity to work from within their offices. I have just consolidated my student loans and have lowered my monthly payments by $100. My current average credit score is 700 and my current monthly income is $4870. I am a prompt, diligent borrower and am making every effort to increase my credit score to above 750. Thank you for your consideration. Kind Regards, Cody Pallo

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,935.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429277

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429277	$9,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429277. Member loan 429277 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,188 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	11.30%
Length of employment:	1 year 1 month	Location:	Lakeville, MN

Home town:	Lakeville
Current & past employers:	Lockheed Martin Corp., C.H. Robinson Worldwide
Education:	University of Minnesota-Twin Cities, Stevens Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am starting graduate school this fall and would like to minimize the number of payments I have to make during that time. I plan on consolidating credit cards to do just that. I have never been late on a payment and never plan to. I work at Lockheed Martin as a Software Engineer in the Leadership Development Program. I gross over $62,000 and I know I would be a good candidate for a loan.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,842.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429285

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429285	$20,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429285. Member loan 429285 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,583 / month
Current employer:	Accenture	Debt-to-income ratio:	10.20%
Length of employment:	11 years 1 month	Location:	ALEXANDRIA, VA

Home town:	Birmingham
Current & past employers:	Accenture
Education:	Vanderbilt University

This borrower member posted the following loan description, which has not been verified:

I am a professional with my company for 11 years and may $160,000 per year. My partner in life lost his job 6 months ago which has been a burden on its own, but my best friend who lives abroad was in worse financial trouble and I gave them a loan of cash over time which caused some of my own credit card debt to build up. This loan will allow me to consolidate this debt into an easy payment. I am very responsible and have never missed a payment until recently which has caused some credit card rates to skyrocket. I would like to pay these off, close the accounts, and use one credit card with a low interest rate. Please give me the funds that will allow me to do this.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	23
Revolving Credit Balance:	$106,181.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429318

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429318	$2,800	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429318. Member loan 429318 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,420 / month
Current employer:	U.S. Government Affairs	Debt-to-income ratio:	16.34%
Length of employment:	8 months	Location:	SPRING VALLEY, IL

Home town:	Spring Valley
Current & past employers:	U.S. Government Affairs, United Heating and Cooling
Education:	Business & Technology College

This borrower member posted the following loan description, which has not been verified:

My total debts to 5 different creditors will take away at least $3,900 dollars from this - and from there - I will hold onto the remaining until next months billing cycle - which will give me an extra $700 dollars to work with.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,052.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429330

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429330	$11,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429330. Member loan 429330 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Bakersfield Memorial Hospital	Debt-to-income ratio:	19.48%
Length of employment:	5 months	Location:	BAKERSFIELD, CA

Home town:	Visalia
Current & past employers:	Bakersfield Memorial Hospital, Visalia Unified school district
Education:	University of California-Irvine (UCI), California State University-Bakersfield (CSUB), College of the Sequoias

This borrower member posted the following loan description, which has not been verified:

Up front Legal fee for Family law case

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,100.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429344

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429344	$13,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429344. Member loan 429344 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	arcadis-us	Debt-to-income ratio:	18.36%
Length of employment:	4 years 3 months	Location:	san diego, CA

Home town:
Current & past employers:	arcadis-us
Education:	SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my auto loan on my 2009 honda fit sport. I owe approx $13,000 to Wachovia Dealer services and my car's Kelly Book value is approx $17,000. once i pay off the auto loan, I will sell it privately with the clean title in hand. with the money I obtain from the sale, I am planning on buying a used car from a private party with cash!

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,730.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429347

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429347	$23,600	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429347. Member loan 429347 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Jones Walker	Debt-to-income ratio:	16.21%
Length of employment:	2 years 3 months	Location:	NEW ORLEANS, LA

Home town:	New Orleans
Current & past employers:	Jones Walker
Education:	Loyola University New Orleans

This borrower member posted the following loan description, which has not been verified:

I would like to be debt free within three years. The credit card companies keep on changing their fees/rates and I would like to be free of Bank of America. I applied for this loan through Lending Tree and I would love to start this as soon as possible! 36 set payments and it is all paid off sounds like heaven!! Thank you.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,276.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429388

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429388	$6,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429388. Member loan 429388 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,042 / month
Current employer:	Ramon Hernandez Enterprises, Inc.	Debt-to-income ratio:	8.56%
Length of employment:	2 years	Location:	Miami, FL

Home town:	Matanzas
Current & past employers:	Ramon Hernandez Enterprises, Inc., Ord. Medicial
Education:	Martiere de Barbados

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is Interior and Exterior Home Improvement: painting, gardening and remodeling kitchen and bathrooms to add value to my home.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$943.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429401	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429401. Member loan 429401 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,250 / month
Current employer:	MasterCard Worldwide	Debt-to-income ratio:	3.74%
Length of employment:	6 years 6 months	Location:	NEW YORK, NY

Home town:	Mt. Pleasant
Current & past employers:	MasterCard Worldwide, DaimlerChrysler
Education:	Central Michigan University

This borrower member posted the following loan description, which has not been verified:

Loan to assist my sister with her house

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	57
Revolving Credit Balance:	$28,454.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429510	$13,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429510. Member loan 429510 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Mac Tools	Debt-to-income ratio:	17.51%
Length of employment:	3 years 3 months	Location:	Round Rock, TX

Home town:	Saginaw
Current & past employers:	Mac Tools, Paramount Cards Inc.
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

Purpose of the loan: My husband and I are looking to become debt free! We have a couple credit cards that we are tired of and are ready to be out of debt for good. The banks are no help since they are the ones who want us in debt to begin with so we need your help! Our financial situation: We are hard working dedicated people with a sense of personal responsibility. We both pay our debts in full and on time as you will notice in my credit rating. We have had two smaller Prosper loans that were ALWAYS paid on time and paid off. My husband is well employed and enjoys the work that he does tremendously. If you have interest in bidding you can be sure that we will make good on our debt to you. My hope is that we will be able to be in a lending situation in the next year so we can help others who have helped us. Below is an outline of our monthly budget for you to review: My monthly budget: Net income $4,400 (after deductions) Mortgage $1,750 Car payment 1 $338 Insurance $58 Utilities $240 Credit Cards $400 Groceries $400 Gas $50 (my gas is company paid, my wife hardly drives anywhere) --------------------------------------------------- Total bills $3236 Free cash flow after bills $1164 You will see that we will have enough cash every month to easily pay back this loan, so please BID WITH CONFIDENCE!

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	15
Revolving Credit Balance:	$22,388.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 429512

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429512	$13,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429512. Member loan 429512 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ABM Industries	Debt-to-income ratio:	9.53%
Length of employment:	5 years 5 months	Location:	Oakland, CA

Home town:	Falmouth
Current & past employers:	ABM Industries, Rita Monser-Lake Veterinary Hospital
Education:	Chabot College

This borrower member posted the following loan description, which has not been verified:

Seeking a possible fixed loan to pay off Credit Cards.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,472.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429515

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429515	$17,600	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429515. Member loan 429515 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,275 / month
Current employer:	Ralcorp Holdings	Debt-to-income ratio:	10.05%
Length of employment:	10 months	Location:	St. Ann, MO

Home town:
Current & past employers:	Ralcorp Holdings
Education:	Saint Louis University-Main Campus, Missouri State University

This borrower member posted the following loan description, which has not been verified:

Hi! I would like to pay off my credit cards, which I ran up when I was young & stupid-paid for my wedding, etc. I've worked in the food industry for 10 years and have been in my current job for 1 year- I was in my previous position for 9 years. My new company is doing well.- in fact they are hiring more people. I always make my loan payments on time-you will not need to worry about late payments. I am simply trying to get out of credit card debt so that my husband & I can pay off our house & eventually move into a bigger home. Thanks so much for your help!!

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,054.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429535	$10,400	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429535. Member loan 429535 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	source refrigeration	Debt-to-income ratio:	6.73%
Length of employment:	8 years	Location:	corona, CA

Home town:
Current & past employers:	source refrigeration
Education:

This borrower member posted the following loan description, which has not been verified:

I recently bought my first home and I would like to pay off my existing debt with a lower interest rate to free up more money to do home improvements and have emergency funds.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	3
Revolving Credit Balance:	$4,611.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429555

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429555	$25,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429555. Member loan 429555 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Aspen Dental	Debt-to-income ratio:	24.97%
Length of employment:	1 year 6 months	Location:	Cortland, OH

Home town:	Youngstown
Current & past employers:	Aspen Dental
Education:	Hiram College, Ohio state College of Dentistry

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off high interest credit card debt. I am a dentist and have a healthy income. My first dental job involved going to nursing homes, and my employer still owes me $30,000 which is part of the reason I have high credit card debt. I have been in a stable paying dental job now for 1 1/2 years. My in-laws had unforseen financial difficulties, so I had to unexpectedly pay for my wedding earlier this year and now support a step daughter. With all the changes in the economy, my credit limits have been slashed and interest rates have been raised. This also caused a sharp drop in my credit score. With all my debt, I have never been late or missed a payment. I will pay off my debt, I would just like to do it without getting killed with interest, which is why I am applying for this loan.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,565.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429571	$16,750	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429571. Member loan 429571 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	heroic touch tech	Debt-to-income ratio:	7.95%
Length of employment:	1 year 4 months	Location:	brighton, MA

Home town:	Boston
Current & past employers:	heroic touch tech
Education:	valparaiso university, IN, Lawrence University, WI

This borrower member posted the following loan description, which has not been verified:

I am a young energetic and motivated self-starter with interest in emerging markets, especially commercial development and risk analysis. My work experience thus far has been very rich and diverse, ranging from quality management with expertise in customer service, teamwork and communication to banking, sales, portfolio management and client relationships. I have worked in West Africa, USA and the Caribbean, and I look forward to focusing my career as an entrepreneur working in partnership with other entrepreneurs. I am an honest, hardworking and ambitious man. I enjoy working in teams and I am very comfortable with leadership and responsibility. My character and personality is a reflection of the diverse culture and religions I have been exposed to over the years. I believe hard work and persistence will take me forward on the career path I have set for myself. I have the drive for success and truly believe that success is an adventure and not a destination, which keeps me grounded and focused on the challenge I meet on the way to success. In sum, I can be best described as someone who plans and prepares for the challenge till I succeed, because for me failure is not an option.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	7
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429572

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429572	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429572. Member loan 429572 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	Sidebar	Debt-to-income ratio:	18.22%
Length of employment:	4 years 7 months	Location:	Chicago, IL

Home town:
Current & past employers:	Sidebar
Education:

This borrower member posted the following loan description, which has not been verified:

Seeking a Loan for $18500 at a rate of %13 or less for 3 years to financially right myself.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	53
Revolving Credit Balance:	$10,157.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429574

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429574	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429574. Member loan 429574 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Maxim Integrated Products	Debt-to-income ratio:	11.67%
Length of employment:	10 years	Location:	Colorado Springs, CO

Home town:	Phoenix
Current & past employers:	Maxim Integrated Products, Vitesse Semiconductor Corporation, Abi Lines Company
Education:	University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 3 credit cards, with current balances of 11500 + 5000 + 8500, and a total of minimum payments of ~$950. At even and 8% rate, that could save over $150 per month and get it paid off much sooner than if only making minimum payments. That would allow for the extra funds to got towards other debt or even help with cost of living expenses. This debt is mostly from getting a home business (selling children's clothing and cosmetics online) up and running since 2004. Aquiring supplies and inventory or time has added up in the form of personal debt since business loans are not easy to acquire. This business is now successfully generating a revenue of ~$50K per year, but it is hard to get ahead with any of the personal or business finances with this debt. I am very diligent about paying my debts off, I always make payments on time, and I have no past credit issues. I have had a steady job for 10 years, providing world-wide engineering support for top-class, high-demand products in a prominent semiconductor company. I would have used the equity in my home to accomplish this consolidation. However, after talking with many lenders, the restrictions have gotten so tight that there are no options any more unless you have more than 15-20% equity in your home. Please help me and my family get ahead on this debt, and you will not be disappointed. Thank You and Best Regards!

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,490.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429605

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429605	$20,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429605. Member loan 429605 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Pepperidge Farm	Debt-to-income ratio:	14.12%
Length of employment:	2 years	Location:	NORWALK, CT

Home town:	Atlanta
Current & past employers:	Pepperidge Farm
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate multiple credit card payments into one single monthly payment via a personal loan. My goal is to be debt free in 3 years.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,979.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429622

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429622	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429622. Member loan 429622 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Ria Financial. ( EuroNet)	Debt-to-income ratio:	10.37%
Length of employment:	11 months	Location:	Vancouver, WA

Home town:	Masaya Nicaragua
Current & past employers:	Ria Financial. ( EuroNet), Western Union Co.
Education:	BYU

This borrower member posted the following loan description, which has not been verified:

I will like to consolidate my debt and make one single payment, it will be easier and faster for me and my family. Also to lower interest rate.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,517.00	Public Records On File:	1
Revolving Line Utilization:	91.30%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429634

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429634	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429634. Member loan 429634 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Super Nails	Debt-to-income ratio:	11.81%
Length of employment:	11 years 8 months	Location:	Barnwell, SC

Home town:	Saigon
Current & past employers:	Super Nails, Correction Dept. of SC
Education:	Plan to get CDL at SAGE trucking School in Batesburg SC

This borrower member posted the following loan description, which has not been verified:

I'd like to borrow a loan over my clean and clear title Honda VTX1300C 07's

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	8
Revolving Credit Balance:	$1,278.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429661

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429661	$25,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429661. Member loan 429661 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Phorsyte LLC	Debt-to-income ratio:	17.34%
Length of employment:	13 years 8 months	Location:	Sunnyvale, CA

Home town:
Current & past employers:	Phorsyte LLC
Education:

This borrower member posted the following loan description, which has not been verified:

The proceeds are to be used as a bridge loan to finance costs between client payments.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$403,695.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429669

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429669	$4,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429669. Member loan 429669 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Zylog Systems Ltd	Debt-to-income ratio:	2.43%
Length of employment:	2 years 2 months	Location:	PLAINSBORO, NJ

Home town:	Tenali
Current & past employers:	Zylog Systems Ltd, I2T2
Education:	Nagarjuna University

This borrower member posted the following loan description, which has not been verified:

I have couple of hand-loans and couple of credit card loans, I want to consolidate the total debt. I will pay back in 8-12 months period.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,177.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429686

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429686	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429686. Member loan 429686 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Mitchell Gardens coops	Debt-to-income ratio:	23.55%
Length of employment:	4 years	Location:	flushing, NY

Home town:
Current & past employers:	Mitchell Gardens coops
Education:

This borrower member posted the following loan description, which has not been verified:

I am using the money to consolidate my cards. I am very reliable, pay my bills on time and always pay more than the minimum payment. I am in a worker's union with a stable job that I always excel in. At the time, when I accrued the debt I had to pay my wife's college tuition as well as other mishaps. But now that everything and everyone is situated, I am focusing on getting my cards paid off. If you need further references and/or confirmation you may call my job: Charlene Lutz 718-463-8101

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,659.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429696

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429696	$14,800	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429696. Member loan 429696 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Ball Metal Corp.	Debt-to-income ratio:	1.58%
Length of employment:	8 years	Location:	Thonotosassa, FL

Home town:	Lima
Current & past employers:	Ball Metal Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Already have started this restaurant business and I need money for cash flow to keep business running.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,476.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429700	$6,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429700. Member loan 429700 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Alltel	Debt-to-income ratio:	21.33%
Length of employment:	12 years	Location:	FARMINGTON, NM

Home town:
Current & past employers:	Alltel
Education:

This borrower member posted the following loan description, which has not been verified:

Started Refi with BOA in March. They have not completed therefore the cash that I was to get from that is not available yet. Vacation payment due Aug 9th. As you can see the timing of this is crucial. I have been waiting for BOA they say they will finally get to it in August and I cannot wait that long to make this payment.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,411.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429701	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429701. Member loan 429701 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Coleman Research Group	Debt-to-income ratio:	4.23%
Length of employment:	1 year 1 month	Location:	Manhasset, NY

Home town:	Quincy
Current & past employers:	Coleman Research Group
Education:	Bridgewater State College

This borrower member posted the following loan description, which has not been verified:

Hi, I'm getting married on September 5, 2009. The payments are due- and i'm low on cash. I can pay the loan off right away- with the money we get as wedding gifts. we are having 200 guests. Half of the wedding is already paid off. I have a good job- for more than a year now. I am a supervisor for a financial services company. My fiance owns his own home- and we do not have a mortgage. So i do not have any rent payment. I also do not own a car- so i do not have a car payment. I am a very good canidate. My monthly income after taxes is 4,000- and so i can easily make a monthly loan payment.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$5,239.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429744

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429744	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429744. Member loan 429744 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	Standard Utility Construction	Debt-to-income ratio:	18.69%
Length of employment:	6 years	Location:	Burleson, TX

Home town:	Rosenberg
Current & past employers:	Standard Utility Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for funds for some additional home improvement projects.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$371.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 429749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429749	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429749. Member loan 429749 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Backstage employment and referral	Debt-to-income ratio:	7.14%
Length of employment:	5 years 2 months	Location:	las vegas, NV

Home town:	cleveland
Current & past employers:	Backstage employment and referral
Education:	Full Sail Real World Education

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my credit card debt into one easy payment with a fixed interest rate . I made some investments that went bad and am currently looking to get back on my feet. I travel on tour with The Magic of David Copperfield as the Production Stage Manager. I just recently decided to stop traveling. I have been on the road for the past 9 years. Currently I am in las Vegas with our show. I total, I have roughly 10,000 in credit card debt i want to consolidate. Thank you for your time and considerations! Humbly yours.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$5,520.00	Public Records On File:	0
Revolving Line Utilization:	13.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429770

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429770	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429770. Member loan 429770 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,918 / month
Current employer:	Cambridge	Debt-to-income ratio:	9.80%
Length of employment:	1 year 4 months	Location:	Sarasota, FL

Home town:	San Ramon
Current & past employers:	Cambridge, FCCI Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

Requesting loan to consolidate credit card bills and pay for unexpected medical costs.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	19
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429779

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429779	$10,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429779. Member loan 429779 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Condor Transport	Debt-to-income ratio:	23.53%
Length of employment:	2 years	Location:	Strongsville, OH

Home town:	Newton Falls
Current & past employers:	Condor Transport, Plastech engineered products
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for capital to start my trucking company. I want to buy a commercial truck and trailer, plus I need some additional funds to cover startup costs such as insurance and fuel. Repayment is not a problem, since I will be the one operating the truck. I have been driving for two years, and have working relationships with brokers and currently am looking forward to working directly with shippers if funded.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,230.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 429795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429795	$20,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429795. Member loan 429795 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Systems Definition Inc.	Debt-to-income ratio:	23.57%
Length of employment:	1 year	Location:	SILVER SPRING, MD

Home town:	Columbus
Current & past employers:	Systems Definition Inc., Sapphire Technology, Sage Systems Technology, HIAS, Inc.
Education:	The New School, Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

My goal is to use this loan to pay off six credit cards/lines of credit that have varying APRs from 26.74% to 23.15%. Due to these high rates, and my current inability to pay more than the minimum, I have been unable to see any abatement in my credit balances. It feels like a never ending story of debt. These credit cards/lines were opened to help fund my graduate education at New School University in New York City. Since graduating in 2006, I have increased my income by $30,000, which indicates to me that my graduate education was the correct decision. I'm grateful for that opportunity and the rewards I continue to reap from my Master's degree. Yet, in my three years since graduating, I have not been able to make an impact on my debt. Recently, I suffered a miscarriage, an emotionally devastating personal moment; this occurrence, though, has inspired me to pay off my debt in the next few years so that my future children will have a debt-free, budget concious mom. Further, paying off this debt quickly will allow me to continue my education to the PhD level. My plan is to attain my PhD in literature in order to become a director of an English department. As director, I want to balance the humanities with career guidance for undergraduate and graduate English majors, a component that is currently lacking from most (if not all) English Departments. Please feel free to contact me if you need further information about my current financial situation. Thank you.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,037.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429796

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429796	$25,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429796. Member loan 429796 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	PGI Financial Group, Inc.	Debt-to-income ratio:	5.33%
Length of employment:	2 years 3 months	Location:	New York, NY

Home town:
Current & past employers:	PGI Financial Group, Inc.
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

My credit card rate increased and I want to pay it down and consolidate all other obligations so that I reduce my monthly expense. You should lend to me because I am financial conservative and prudent in managing my financial affairs (as I hope my credit report will show). I have a graduate degree in business and I am employed as an executive officer and director.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,838.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429806

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429806	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429806. Member loan 429806 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	Bristol-Myers Squibb	Debt-to-income ratio:	8.75%
Length of employment:	3 years 11 months	Location:	New Haven, CT

Home town:
Current & past employers:	Bristol-Myers Squibb
Education:	University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

A loan for education expenses for fiancee plus some debt consolidation. I am guaranteeing loan and will be responsible for payments. I have a stable, well-paying professional job, good credit, low outstanding revolving debt, and no mortgage to go under. I have previously taken out and repaid a Prosper loan (as Havastat).

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$5,199.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429897

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429897	$8,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429897. Member loan 429897 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	18.72%
Length of employment:	n/a	Location:	Jefferson Hills, PA

Home town:	Pittsburgh
Current & past employers:	at@t
Education:	penn state univestiy

This borrower member posted the following loan description, which has not been verified:

Recent college grad with entry level engineering position looking to consolidate old debt.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,604.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429900

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429900	$10,750	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429900. Member loan 429900 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Aldi	Debt-to-income ratio:	16.54%
Length of employment:	2 months	Location:	Grand Blanc, MI

Home town:	Grand Rapids
Current & past employers:	Aldi, General Motors
Education:	University of Michigan Flint

This borrower member posted the following loan description, which has not been verified:

After being recently laid-off from General Motors I had to rely on insufficient unemployment checks and credit cards to survive financially for the past five months. I have recently found employment with Aldi, a sucessful food store chain, and am currently training to be a shift manager. With this new position I will make enough money to quickly repay a loan, I am simply looking for a means to consolidate my current debt for a quicker and easier pay-off. Thank You.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,738.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 429906

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429906	$17,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429906. Member loan 429906 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,637 / month
Current employer:	Astellas US LLC	Debt-to-income ratio:	11.82%
Length of employment:	5 years	Location:	Libertyville, IL

Home town:	Barberton
Current & past employers:	Astellas US LLC, AstraZeneca, Deublin Company, Dry Storage Corporation
Education:	College of Lake County, Northwestern University, DePaul University

This borrower member posted the following loan description, which has not been verified:

As my credit report will show, I have an excellent payment history. Unfortunately, I have several rather high credit balances, and thus, my credit rating is probably rated "fair" to "good" at present. My goals are to consolidate all outstanding credit card balances, lower my finance rate, and pay off this outstanding credit.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,676.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429961

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429961	$1,750	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429961. Member loan 429961 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,407 / month
Current employer:	n/a	Debt-to-income ratio:	22.96%
Length of employment:	n/a	Location:	Boston, MA

Home town:	Bowie
Current & past employers:	John Hancock Mutual Life
Education:	Prince George's Community College

This borrower member posted the following loan description, which has not been verified:

I have a Gold Reserve line of credit and an overdraft protection line of cedit with balance totalling more than I'd like to owe right now. I was injured in a fall over 15 years ago and have been living on a combined income from Social Security and an LTD policy I purchased before my injury while working for John Hancock. I have a balance of 8760.00 on the Gold Reserve account and make monthly payments of 180.00 and noticed online that with a combination of interest and other charges of roughlt 130.00 per month it will take a significant amount of time to pay off this account. I would like to pay it of a little sooner if possible.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	53	Months Since Last Delinquency:	14
Revolving Credit Balance:	$12,675.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429999

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
429999	$13,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 429999. Member loan 429999 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Computershare	Debt-to-income ratio:	18.22%
Length of employment:	8 years 7 months	Location:	NEW BEDFORD, MA

Home town:	Denver
Current & past employers:	Computershare, American Power Conversion
Education:	Kinyon Campbell Buisness School

This borrower member posted the following loan description, which has not been verified:

I have had a credit card with Bank of Americas for a number of years, never missing a payment. I had a line of credit with another bank that Bank of America acquired. I paid this off in full when it was moved to BOA. Upon paying this off BOA reduced the line of credit by 10,000, which caused my available credit to dip and as a result my credit score took a hit. The next month I was a day late with a payment and BOA decided due to that and the credit score they were going to raise my APR from 11% to 29% for 6 months, with raised payments. I made all the raised payments and extra for the six months but at the end the reduced my APR to 22%, double what it was. When I called to work it out they said I was on a promotional rate that was valid till I had the late payment. I just want to wash my hands of BOA and get on a scheduled payment with clear terms.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,893.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430011

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430011	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430011. Member loan 430011 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	First Solutions	Debt-to-income ratio:	4.28%
Length of employment:	2 years 5 months	Location:	Fernley, NV

Home town:	Merced
Current & past employers:	First Solutions
Education:	Thomas Aquinas College

This borrower member posted the following loan description, which has not been verified:

This loan is going to be used to for three purposes. First, I purchased my first home at the beginning of this year and it's in dire need of being re-landscaped. Also, I would like to consolidate my debt by paying off my credit cards and student loan balance. $2k of this loan will also be used to get my medical coding certification. I've been in the medical field for 15 years and have extensive knowledge and experience in medical billing, but I would like to become a certified coder since more and more offices are requiring this. Not to mention the fact that it will increase my earning potential.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,602.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430012

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430012	$21,600	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430012. Member loan 430012 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	(self) Castleforte Group	Debt-to-income ratio:	7.91%
Length of employment:	12 years 8 months	Location:	Tarzana, CA

Home town:	Santa Monica
Current & past employers:	(self) Castleforte Group
Education:	Art Institute of Pittsburgh

This borrower member posted the following loan description, which has not been verified:

I have been doing professional motion graphics animation and design both on a freelance basis and as a small, independent studio, for over 12 years. Every now and then, things slow down, and clients pay late, and so I end up having to charge my credit cards more often than I would like. And as a result, I get behind, and the credit card payments keep me there. Your help is greatly appreciated. Thank you all for your time.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,249.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430027

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430027	$5,550	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430027. Member loan 430027 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Allstate Insurance	Debt-to-income ratio:	21.58%
Length of employment:	4 years 2 months	Location:	Fairfield, CA

Home town:	Sierra Madre
Current & past employers:	Allstate Insurance, U S Navy
Education:	Navy Nuclear Training Institute

This borrower member posted the following loan description, which has not been verified:

I am a responsible bill payer. I have one bad mark on my credit whe I cosigned for a family member and they failed to pay it back. Young and inexperienced I did not realize that as cosigner, I had to pay the bill. Though I had the means, 13 out of 16 months were paid 30 days or late, before I learned. With my credit in shambles I have paid my bills on time since. Resultantly, I am being charged outrageous interest rates on some cards and am looking to consolidate these loans at 10%. My annual salary as an agent with Allstate is $50,000 including commissions, my home payment is $1,200 monthly, however I do have two tenants paying $800 so my monthly outflow, with a $100 monthly car payment, is quite low. I am the eldest of 18 children and am well used to sacrifice, so getting these paid on time is not a problem. I am already driving a 98 Honda Civic, and am perfectly willing to eat Top Ramen to pay these cards off. All I need is an opportunity. You will not regret it. My goals are to purchase my parents a home, and to purchase at least 5 Allstate agencies. I currently manage my current office. I am a former Nuclear Navy Machinists mate,and possess the skills to obtain what I relentlessly pursue. Thank you for your consideration of this request, and I look forward to working with you.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	46
Revolving Credit Balance:	$13,594.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430091

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430091	$10,800	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430091. Member loan 430091 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	SAIC	Debt-to-income ratio:	22.45%
Length of employment:	5 years 8 months	Location:	North East, MD

Home town:	Jennersville
Current & past employers:	SAIC, Montell
Education:	College of Notre Dame of Maryland

This borrower member posted the following loan description, which has not been verified:

I want to pay off my credit cards at a better rate so that I can save more towards my retirement.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	68
Revolving Credit Balance:	$15,260.00	Public Records On File:	1
Revolving Line Utilization:	77.90%	Months Since Last Record:	68
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430197

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430197	$14,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430197. Member loan 430197 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Grace Property Management Group, Inc.	Debt-to-income ratio:	14.95%
Length of employment:	2 years	Location:	Longview, TX

Home town:	Liberal
Current & past employers:	Grace Property Management Group, Inc., The Buckle, Inc
Education:	Fort Hays State University

This borrower member posted the following loan description, which has not been verified:

Expansion is the driving force for my consideration of this loan! I plan to deposit $14,000 into a safe and secured certificate of deposit at an FDIC local bank, borrow against it to purchase collateral, equipment and use strategic marketing to take business to the next level. Grace Property Management Group, Inc is an established company and serves many communites across the region. Investing your money into a safe and reputable company like GPMG, Inc can build a long-term relationship that yields a safe return.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,608.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430268

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430268	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430268. Member loan 430268 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Chaffey Joint Union High School District	Debt-to-income ratio:	8.86%
Length of employment:	4 years	Location:	Rancho Cucamonga, CA

Home town:	San Francisco
Current & past employers:	Chaffey Joint Union High School District
Education:	California State Fullerton, Gonzaga University

This borrower member posted the following loan description, which has not been verified:

I am employed as a teacher and am trying to consolidate debt to one consistent monthly payment for a finite payment schedule.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,745.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430319

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430319	$15,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430319. Member loan 430319 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	3 colleges, 1 rental, 2 book royalties, ira fund	Debt-to-income ratio:	22.50%
Length of employment:	6 years	Location:	Prunedale, CA

Home town:
Current & past employers:	3 colleges, 1 rental, 2 book royalties, ira fund, Hartnell College, Heald College, Cal. State University Monterey Bay, Borland (software), UC Davis
Education:	UCB, UCDavis, SFSU, CSUMB

This borrower member posted the following loan description, which has not been verified:

What are your animals trying to tell you? Now, you can teach them how to communicate with a new gestural language called ANIMALSIGN. With this you can expand communication with your animals, making life more fulfilling and productive for all. I conceived of and created this revolutionary approach to companion animals-teaching them to communicate with new learned gestures. I have the endorsements of the Koko Foundation, Roger Abrantes, and other experts. I started this business idea more than ten years ago after falling in love with a horse, but realized the value of having dogs communicate better. Now, I teach, study, and write on this topic, giving workshops, publishing books, etc. The business is now starting to blossom, but I need to market it. I???ve travelled abroad to present keynote speeches. I need funds for BUSINESS DEVELOPMENT: 1) Writing Books, DVD, TV scripts and Teaching Materials, Marketing, and Animal Insurance; 2). Book/Service Marketing, Website Renovation, Graphic Artist for Brochures, Posters. 3) Animal Insurances/CareCredit: Medical bill pay down to care for them if they get sick, Mortality Insurance for the animals. I have VISION, drive, and energy, evidenced my developing an idea into a business (for dogs, horses, and cats) involving workshops, lessons, books, and future plans for DVD, TV show and movie. I have entrepreneurial vision, a good business sense, persistence, and know that satisfying customer (animal/human) needs is crucial. I have extended my own credit, to develop this business to this point. I bought the 3-acre ranch specifically for having the ANIMALSIGN CENTER. I showcased Princess my horse on AnimalPlanet; I have a website www.animalsign.org; written a self-published book AnimalSign to You in 2006; obtained an agent and 2 book contracts: Dogs Can Sign, Too (Random House, August 2009) and EquineSign (Storey Press, fall 2010). The Center has a horse and two dogs, a German shepherd, a Border collie, with plans for a miniature poodle. I have them demonstrate K9sign at events. I have private and classroom clients. I am a COGNITIVE ETHOLOGIST, with business experience (QA software manager and director) in Silicon Valley. I teach college courses to humans (Human and Animal Biology & Behavior at Cal State. Univ. Monterey Bay), as I teach signing to dogs (AnimalSign Center). Also, I continue to develop additional ways to help people and animals better understand each other, by evolving AnimalSigning. I expect AnimalSigning will be well-known, through Events, TV, Movie, and Print internationally. In the future: I expect to have a TV show, where I teach people/dogs to communicate to each other. People and their dogs will watch, copying how to communicate through signing. I plan on DVDs for horses and dogs. A movie Princess! The Signing Horse will be promoted telling a dramatized version of her signing life. The center will have employees working with dogs and horses, as I travel expanding the business. I contribute to the animal/human community by this venture, but also have inspired the local university CSUMB to start giving courses on Animal Biology, Behavior, Communication, to serve the community better. With this business I envision people and their pets will better understand each other, communicating and bonding more, with less frustration. People will ask their dog,??? Why are you barking???? Finally, K9Sign their dog will be able to tell them

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,074.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430330

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430330	$7,750	19.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430330. Member loan 430330 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Walt Disney Co.	Debt-to-income ratio:	15.26%
Length of employment:	11 years 4 months	Location:	Clermont, FL

Home town:	Indianapolis
Current & past employers:	Walt Disney Co., Aerial Billboard Corporation
Education:	St Petersburg College

This borrower member posted the following loan description, which has not been verified:

I have created the first ever Aerial Advertising Ad Pools for Internet Marketers. http://offline-advertising.com We have flown 2 Beta Test flights in Orlando Florida and I have 12 people paying me $57 a month for my service. My goal is to fly daily flights in Orlando and other markets around the World. For every 500 people that pay, I will open a new market in one of the Top 100 most populated cities in the World. http://offline-advertising.com This service works like this: Internet Marketers that want to leverage offline advertising pay a monthly fee to have their affiliate link saved in a link rotator that is promoted with a single co-op website. This co-op website is promoted with a huge 30' tall by 90' long Aerial Billboard flown DAILY over the most populated tourist attractions and cities in the World. I need this loan to purchase the huge 30' by 90' Aerial Billboard and start the Daily flights in Orlando Florida. Once we start flying daily, the price for each subscriber will be $157 first month, then $97 a month thereafter. The ultimate goal is to have an Aerial Billboard flying somewhere in the World 24/7. We are promoting some of the hottest Internet Business available today. And can add more as they come on to the scene. So the customer base is huge. As millions of people are looking for additional income streams from home based businesses. Please help me get this new service off the ground, literally! http://offline-advertising.com

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,835.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430357

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430357	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430357. Member loan 430357 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Retired	Debt-to-income ratio:	24.74%
Length of employment:	32 years	Location:	Massena, NY

Home town:	Potsdam
Current & past employers:	Retired, Alcoa Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am one of the thousands of people who have too many credit cards and too much high-interest charges on those credit cards. My husband passed away a few months ago, and, as part of re-structuring my life, I am determined to pay down my high-interest credit card debt. By using every cent of my loan to pay down current credit cards, I will have more of my income available to eventually be debt free. My goal is to re-pay the loan and pay off any remaining debt (approximately another $25,000) at the same time. If I can get a jump start with a large chunk of money, it would be possible for me to be debt free (or close to it) by the time my loan is paid off.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1968	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,025.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430373

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430373	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430373. Member loan 430373 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	EDUCATORS INC. Private Christain Schools	Debt-to-income ratio:	18.20%
Length of employment:	4 years	Location:	MERRITT ISLAND, FL

Home town:	Newark
Current & past employers:	EDUCATORS INC. Private Christain Schools, CHC PRIVATE SCHOOLS
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

We are a Private School , Accredited and operating for 17 years. We are a school that services students on Goverment Loan that are low income. We now hae opened a new school and our Goverment Scholarship program has to be bonded for 2 years then we get Bond back. We are in need of Bond money only. Our school is on a budget and debt free. Need help thanks.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,984.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430405	$9,250	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430405. Member loan 430405 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Park Dental	Debt-to-income ratio:	19.90%
Length of employment:	7 years	Location:	Jordan, MN

Home town:	Waconia
Current & past employers:	Park Dental, Friendship Manor Nursing Home
Education:	Minnesota State University-Mankato, Normandale Community College, Hennepin Technical College

This borrower member posted the following loan description, which has not been verified:

I have a great job in the dental field that I love. I will be doing dental til I physically cant anymore. I have been at the same place of employment for 7yrs, they hired me right out of school. It's what I am suppose to do. I recently got married and our plan is to get rid of all our small debts. My husband has been at his job for 23yrs and has a great pension. He will be there til retirement. Are hopes are to look into a townhome in 3yrs, we will be empty-nesters. I would use the money to pay off all the small bills that are present and make one lump payment. We, I, just feel we are not getting ahead due to the small bills. We have consolidated some to save money, cell phone and car insurance for example. It just would help us sleep at night and enjoy life. Consolidating to ease. Thank you

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	29	Months Since Last Delinquency:	15
Revolving Credit Balance:	$978.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430444

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430444	$14,400	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430444. Member loan 430444 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Stones	Debt-to-income ratio:	23.70%
Length of employment:	2 years 9 months	Location:	Crane, TX

Home town:	Crane
Current & past employers:	Stones, TL McNeese Trucking, San Angelo State School
Education:	Angelo State University, Odessa College, University of Texas at Odessa

This borrower member posted the following loan description, which has not been verified:

I have two high interest loans that I would like to consolidate at lower rate.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,479.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430469

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430469	$15,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430469. Member loan 430469 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,167 / month
Current employer:	Ashworth Group of Companies	Debt-to-income ratio:	10.30%
Length of employment:	4 years	Location:	Vernal, UT

Home town:
Current & past employers:	Ashworth Group of Companies
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for addtional capital for our local ice creamery. The Creamery is located in a busy area, and is the only business of it's kind in a 100 mile radius. The business is located on the site of a Marriott brand hotel, and adjacent to national brand restaurants and shopping areas.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,010.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430533

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430533	$6,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430533. Member loan 430533 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	State of Utah	Debt-to-income ratio:	7.99%
Length of employment:	4 months	Location:	Sandy, UT

Home town:	La Mesa
Current & past employers:	State of Utah, Provo Canyon School
Education:	University of California-Riverside (UCR), Brigham Young University, University of Utah

This borrower member posted the following loan description, which has not been verified:

Last September I offered to help out a friend who was in dire financial straits by taking out one of those horrible internet loans with massive interest (60%!) and giving her the money. She assured me that she would give me the money for payments every month and would also pay off the full loan in a short period of time. Well, since she hasn't paid me anything since February and now won't even speak to me, I've realized what a stupid mistake it was to do in the first place. I'm now stuck with this awful loan that will take 5 more years to pay off and end up costing me $25,000! I am very interested in taking this loan with you so I can pay that one off and ultimately spend FAR less money in paying the loan with you. I take paying my debts very seriously. The biggest credit problem I have is my debt-to-income ratio not being great (largely due to student loans), but this loan will not be adding to my debt, it will be replacing one of my current debtors with a far better interest rate so I can pay it off more quickly and for less overall money.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,635.00	Public Records On File:	1
Revolving Line Utilization:	88.80%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430536

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430536	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430536. Member loan 430536 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Pacer Transportation Solutions Inc	Debt-to-income ratio:	12.53%
Length of employment:	8 years	Location:	COLUMBUS, OH

Home town:	Columbus
Current & past employers:	Pacer Transportation Solutions Inc
Education:	Columbus State Community College

This borrower member posted the following loan description, which has not been verified:

We are looking to use this money to buy a new roof for our home and consolidate some credit card bills.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,187.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 430578

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430578	$5,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430578. Member loan 430578 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	ACCIDENTAL COLLEGE	Debt-to-income ratio:	0.19%
Length of employment:	2 years 7 months	Location:	BEAVERTON, OR

Home town:
Current & past employers:	ACCIDENTAL COLLEGE, teacher, and sales consulter
Education:	obu college

This borrower member posted the following loan description, which has not been verified:

I want to help remodel my daughter and son- in law first home. I also want to invest some of the money in my church family.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430587

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430587	$7,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430587. Member loan 430587 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	self empoyed	Debt-to-income ratio:	4.63%
Length of employment:	30 years 2 months	Location:	San Luis Obispo, CA

Home town:	Vienna
Current & past employers:	self empoyed, John D. Oeltman
Education:	Polytechnic University

This borrower member posted the following loan description, which has not been verified:

Gentlemen I do need the loan not only for debt-consolidation, but also for improvement for my home office (new computer, printer, etc), and also some new furniture. I worked in the US since 1988 as a Civil engineer and I am self employed since 1997 and work out from my home-office with an average yearly income of 48,000 $. I am single and have no financial obligations against any person, just credit cards. By paying off some of those cards it will make it easy for me to fulfill my obligations against you as a lender. Please feel free to contact me at any time via e-mail if you have any more questions. I hope we can come to some kind of agreement. Sincerely Peter Edward Hoppe

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	30
Revolving Credit Balance:	$7,690.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430622

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430622	$4,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430622. Member loan 430622 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Lakeside Bank	Debt-to-income ratio:	8.96%
Length of employment:	5 years 4 months	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	Lakeside Bank, Chicago Park District
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

Using this loan to get a lower interest rate on current outstanding loan.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,315.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Member Payment Dependent Notes Series 430623

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430623	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430623. Member loan 430623 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Hue's Taxi Corporation	Debt-to-income ratio:	19.02%
Length of employment:	14 years	Location:	Farmingville, NY

Home town:	Hicksville
Current & past employers:	Hue's Taxi Corporation, U.S. Postal Service
Education:	Farmingdale State University of New York

This borrower member posted the following loan description, which has not been verified:

I always pay my obligations on time and I have done business with your affiliate partner e-loan in the past . Since I am self employed and run my own business, there is no job security/layoff issues.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,176.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430633

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430633	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430633. Member loan 430633 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,642 / month
Current employer:	Retired	Debt-to-income ratio:	1.35%
Length of employment:	9 years 10 months	Location:	Crawford, TX

Home town:	Champaign
Current & past employers:	Retired, Control Data Corporation, Harvard University, Smithsonian Institution, University Of Illinois, Illinois Power Co.
Education:	Control Data Institute, Tarrant County CC

This borrower member posted the following loan description, which has not been verified:

A unexpected tax lien requires quick action. This lien is on debt free property of 5 acres with a 4 bdrm 3 bath manufactured home.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,876.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430646

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430646	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430646. Member loan 430646 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Santa Monica UCLA Medical Center	Debt-to-income ratio:	9.75%
Length of employment:	13 years 7 months	Location:	Palmdale, CA

Home town:	Havana
Current & past employers:	Santa Monica UCLA Medical Center, Kaiser Permanente
Education:	Los Angeles Community College

This borrower member posted the following loan description, which has not been verified:

I have been in my present job over 13 years. Have a lot of debt and am looking for a way to pay off a credit card that went from zero percent interest to a large 26%. We don't have any equity available in our home and are open to negotiate a good loan.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	46
Revolving Credit Balance:	$33,981.00	Public Records On File:	1
Revolving Line Utilization:	77.10%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430666	$8,800	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430666. Member loan 430666 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,983 / month
Current employer:	Improvement Direct	Debt-to-income ratio:	2.37%
Length of employment:	2 years 8 months	Location:	Chico, CA

Home town:	Sierra Valley
Current & past employers:	Improvement Direct, OCSC Sailing, Holiday Inn Chico
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

Hello Friendly Investors, I have decided to put my toe into the world of Real Estate by purchasing my own Time Share Property. I have used my savings to give the small down payment at this time and was given a loan for the rest. That loan is financed through the property company and has a fairly high interest rate. I am able to get a better rate with Lending Club and the other loan has no early-payment penalty. My hope is this much better interest rate will get me out of debt faster while still within my budget. I have a full time job that I have been at it for 2.5 yrs with a very low credit card debt that I am about to eliminate in the next year. Please help me in this quest to become a deed holder on my first minor investment. Thank you so much for taking the time to read this and hopefully assisting with the cause. Sincerely, -A

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,483.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430706

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430706	$8,500	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430706. Member loan 430706 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Remote Control-Rotork	Debt-to-income ratio:	0.43%
Length of employment:	9 years 7 months	Location:	Hope Valley, RI

Home town:	Westerly
Current & past employers:	Remote Control-Rotork
Education:

This borrower member posted the following loan description, which has not been verified:

I have several leaks in my roof. I have already had estimates done to replace and fix the roof by licienced/insured people. I really need to have this done since the excessive rain has my ceiling actually crumbling down with each storm.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430708

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430708	$5,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430708. Member loan 430708 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	SeriesOne Technologies	Debt-to-income ratio:	18.45%
Length of employment:	8 years 4 months	Location:	Forestville, CA

Home town:	bronxc
Current & past employers:	SeriesOne Technologies, Sonoma County In Home Supportive, Touchofclasstaxi
Education:	Santa Rosa Junior College

This borrower member posted the following loan description, which has not been verified:

I am hoping to become a Mobile Distributor for Mac Tools in my community. This opportunity represents the culmination and furthering of my career as an Automotive technician for twelve years, being a Computer Technician for 14 years and as a natural born Salesman. Mac Tools is a subsidiary of Stanley Tool Co and is a very stable company. I would receive an established route with the completion of my training. This is an excellent transitional moment in my life. All of my skills and abilities can come together to better my life through this company offering. It is my hope I can can get the assistance I need to go through this golden door of opportunity.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	39
Revolving Credit Balance:	$10,683.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 430710

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430710	$15,000	19.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430710. Member loan 430710 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Irvin Trucking	Debt-to-income ratio:	5.34%
Length of employment:	4 years 5 months	Location:	akron, OH

Home town:	akron
Current & past employers:	Irvin Trucking, Leasway transpotation
Education:	east high grad

This borrower member posted the following loan description, which has not been verified:

Currently have two trucks and two trailers, one trailer being refurbished so I can add driver and put 2nd truck in service haul new and used vehicles around country,since industry is picking up. I purchased first truck and trailer for 50,000 and paid off in 24 months. bought second tractor for 106,000 and financed for 48 months, I have 26 months left and have never missed payment since aquiring funding for truck #2. Bought Second trailer for 12,000, put 10,000 down, owe 2,000 to finish.I have never been late on mortgage, both vehicles paid for. The finance co. I use to deal with has closed it's stores, Benefical, which loan was paid in full inspite of high interest rate.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$89.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430735

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430735	$1,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430735. Member loan 430735 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	BSN	Debt-to-income ratio:	16.90%
Length of employment:	1 year 4 months	Location:	Delrey Beach, FL

Home town:	Beaumont
Current & past employers:	BSN
Education:	Golden West College

This borrower member posted the following loan description, which has not been verified:

Long story short... my family was looking to purchase our first home, unfortunately the lease on our rental expired before we found something we liked and we were forced to put house hunting on hold. Now that we spent some of our savings on first, last,security and the move into our new rental, of course we find a great property. With what we have in savings we fall 1450 dollars short of meeting the down payment. We have excellent credit and a good job as a software developer.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,848.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430754

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430754	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430754. Member loan 430754 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Medaxial Inc.	Debt-to-income ratio:	2.50%
Length of employment:	7 months	Location:	Union City, NJ

Home town:	Piscataway
Current & past employers:	Medaxial Inc., AstraZeneca Phamaceuticals, Center for Health Statistics (NJ Dept. of Health and Senior Services)
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am deeply interested in finally getting rid of my revolving debt by consolidating it into a fixed rate, fixed term loan. Through Lending Club, I'm confident I'll be able to do so as quickly and efficiently as possible to get on with my future goals. I'm currently employed by Medaxial, a Healthcare Communications Consultancy for about 7 months now. I'm very responsible with my bills, which is shown by my excellent credit score. Thank you very much. Your help in contributing to my loan is greatly appreciated.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,108.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430755

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430755	$9,300	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430755. Member loan 430755 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Nordstrom	Debt-to-income ratio:	12.15%
Length of employment:	8 years	Location:	CHICAGO, IL

Home town:	Columbus
Current & past employers:	Nordstrom, The Limited, Inc
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Too much spending in my 20s lead to too much debt in my 30s. For the past month, I've been tracking my finances thru Quicken online and realized I pay more in credit card payments than rent! I've been using cash/debit almost exclusively since January but recently realized that I can't continue the trend without consolidating my debt. For the past couple of days, this problem has honestly been the 1st haunting thought that comes to mind when I wake up. I always pay my bills, I have over $2,000 in savings to take care of any mis-haps or unexpected expenses which helps. I'm getting older and, as a result, tired of this non-sense - no more credit card debt! I've now controlled my impulse shopping habit (I work in retail, so that is very hard to do!) and I actually feel comfortable saying "no" or "I can't afford that" when asked to go places or do things. Getting this loan will cut my payments down to half and help me stay above water each month. It will give me a solid gameplan and timeline to get rid of my credit once and for all...and eventually get Back in the Black. P

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,498.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430759

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430759	$15,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430759. Member loan 430759 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Indy M-Storm LLC	Debt-to-income ratio:	23.04%
Length of employment:	4 years 5 months	Location:	Boonton, NJ

Home town:
Current & past employers:	Indy M-Storm LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I bought a Real Estate Owned property from the bank in Indianapolis ( Indiana). This is a Single Family House with 3 bedrooms and 1 bath. I bought it for 12k and it needs for a good rehab 25k. The ARV (After Repair Value) of this house is around 80k. The average rent for this house is $700/month. That is this rent will be able to pay for the loan. I am planning to lease - option this house in one year.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,317.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430770

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430770	$12,800	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430770. Member loan 430770 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	u.s. navy	Debt-to-income ratio:	11.62%
Length of employment:	7 years 5 months	Location:	ravenna, OH

Home town:	bloomington
Current & past employers:	u.s. navy
Education:

This borrower member posted the following loan description, which has not been verified:

Hello. I currently have approx. 9,000 in credit card debt with 4 major accounts. the minimum payments each month are a hassle and make it extremely difficult to focus my efforts each month toward making real progress. I just want to make out 1 check each month and focus on getting everything under control. I'm in the U.S. Navy and can provide a leave and earnings statement to prove my income can easily handle the monthly payment that would come with this loan. Is there anyone out there looking to loan an honest guy 8,000 for 3 or 4 years at 15% or less? the only other offers on the table are ridiculous, (i.e.-20%)

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,957.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430804

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430804	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430804. Member loan 430804 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Maritz LLC	Debt-to-income ratio:	7.83%
Length of employment:	19 years 9 months	Location:	Arnold, MO

Home town:	St Louis Park
Current & past employers:	Maritz LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I am wanting to consolidate my credit card bills into one payment.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	38
Revolving Credit Balance:	$18,503.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430831

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430831	$25,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430831. Member loan 430831 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Network Controls & Electric Inc	Debt-to-income ratio:	21.05%
Length of employment:	1 year 2 months	Location:	Simpsonville, SC

Home town:	Greenville
Current & past employers:	Network Controls & Electric Inc, ebridge Technologies Inc, Piedmont Natural Gas
Education:	Furman University, Clemson University

This borrower member posted the following loan description, which has not been verified:

Loan of $25k to cover tax liability associated with K1 earnings in 2008.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,380.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430850

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430850	$1,200	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430850. Member loan 430850 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	American Laser Centers	Debt-to-income ratio:	14.93%
Length of employment:	4 years 8 months	Location:	Round Rock, TX

Home town:	Tucumcari
Current & past employers:	American Laser Centers, Dillards, Inc
Education:	Amarillo College

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concern: First, I am very grateful for websites like this, because it is getting really hard to get personal loans from banks and lending institutions today. I wil be using this loan for a home improvement project: replacing some siding on primary residence that needs it really bad. I will be doing it in sections; as I pay off one loan, then will reapply for another until job is finished. I am a good, reliable and responsible candidate for this loan. I have a full time job; have always paid my bills on time; have a good credit score. Thank you for your attention to this matter.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,271.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430852

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430852	$16,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430852. Member loan 430852 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Chainreaction Motorsports	Debt-to-income ratio:	17.72%
Length of employment:	2 years 6 months	Location:	glendale, AZ

Home town:	grandrapids
Current & past employers:	Chainreaction Motorsports
Education:

This borrower member posted the following loan description, which has not been verified:

I need to expand and have limited capitol. We have been profitable for the 2 years we have been in business

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,007.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430886

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430886	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430886. Member loan 430886 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	KeyPoint Credit Union	Debt-to-income ratio:	12.83%
Length of employment:	2 years 11 months	Location:	Santa Clara, CA

Home town:	Manila
Current & past employers:	KeyPoint Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

consolidate debt

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,882.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430889

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430889	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430889. Member loan 430889 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Brandies Univesity	Debt-to-income ratio:	2.48%
Length of employment:	25 years 1 month	Location:	Waltham, MA

Home town:	Boston
Current & past employers:	Brandies Univesity
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for a 5000 loan to complete 20000 that i need to put down on a home i would like to purchase. I am looking for a 60 month term with an interest rate of no more than 23%. I am also willing to have payments automatically withdrawn from my checking account every month. Thank you

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	41
Revolving Credit Balance:	$547.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 430892

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430892	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430892. Member loan 430892 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Comm-tronics of Va	Debt-to-income ratio:	15.03%
Length of employment:	9 years 6 months	Location:	Ford, VA

Home town:	Dinwiddie
Current & past employers:	Comm-tronics of Va
Education:	John Tyler Community College

This borrower member posted the following loan description, which has not been verified:

Hello, the purpose of this loan is to consolidate my bills from my credit card companies into one manageable monthly payment. I currently have a few credit cards open with balances that were managable but due to the recent changes in APR's and account policies my payments are going up. I am looking for a way to repay the amount due, but at a more reasonable rate. I feel I am a good candidate for this loan because I am financially responsible and I do not make excuses for my debt. I purchased a home last year- that I could afford, and as a homeowner every penny counts. Thanks!

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,414.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430908

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430908	$7,800	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430908. Member loan 430908 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Harbour Club	Debt-to-income ratio:	21.18%
Length of employment:	5 years 11 months	Location:	Dayton, OH

Home town:	Lima
Current & past employers:	Harbour Club
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I would like to pay a lower interest rate on my credit card debt. My husband and I have worked hard to get our finances under control over the past 5 years and feel this will help in accomplishing our goal of being debt free by 2012. I have a good credit history with a decent income. I do not paying housing costs because I manage an apartment community and have been for almost 6 years. I am a good candidate for this loan because I pay all of my bills on time and pay at least 3 times the minimum balance on my credit card balances. Thank you so much for your help!

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	55
Revolving Credit Balance:	$4,601.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430916

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430916	$21,125	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430916. Member loan 430916 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,717 / month
Current employer:	Shaw Group	Debt-to-income ratio:	11.47%
Length of employment:	1 year 5 months	Location:	Sugar Hill, GA

Home town:	New York
Current & past employers:	Shaw Group, Fluor Corporation, Worley Parson, Siemens, Georgia Power
Education:	DeVry University-Georgia

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate and close 3 accounts in 1 loan.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$113,283.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 430920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430920	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430920. Member loan 430920 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	HGL WELFARE FUNDS	Debt-to-income ratio:	19.40%
Length of employment:	5 years 2 months	Location:	West Orange, NJ

Home town:
Current & past employers:	HGL WELFARE FUNDS
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two credit cards at a fixed rate. I will make a good loan candidate, as I have never had a single late payment in my entire life.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,659.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430924

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430924	$7,775	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430924. Member loan 430924 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Grays Harbor Communications	Debt-to-income ratio:	14.86%
Length of employment:	12 years 9 months	Location:	Aberdeen, WA

Home town:
Current & past employers:	Grays Harbor Communications
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to consolidate 4 credit cards into one payment. My goal is to get completely out of credit card debt permanently. 2 of the accounts have deferred interest if balance is paid in full by September. I hope to have balances refinanced by then to avoid an additional $900 or so of deferred interest. The other 2 accounts have higher interest rates than I want to pay. I will be closing all 4 accounts after payoff. I have been employed continuously with the same company for 13 years, have sufficient income to repay this loan, I pay my bills on time and my credit score matters to me.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,013.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 430930

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430930	$10,400	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430930. Member loan 430930 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Cushman & Wakefield, Inc.	Debt-to-income ratio:	8.87%
Length of employment:	2 years 1 month	Location:	Clifton, NJ

Home town:	New Brunswick
Current & past employers:	Cushman & Wakefield, Inc., Foot Locker
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I have very high interest on some credit cards. I would like to consolidate all of this debt into one, lower interest payment. I always pay every card on time - even with the high interest. I never miss a payment. I have tried over the years to pay off the balances but the high interest rates make it very difficult. I am very concerned about my credit rate and will ensure that I make payments on a timely basis.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,991.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 430951

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430951	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430951. Member loan 430951 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Candaian national railroad	Debt-to-income ratio:	6.75%
Length of employment:	17 years	Location:	Proctor, MN

Home town:	portland
Current & past employers:	Candaian national railroad
Education:

This borrower member posted the following loan description, which has not been verified:

I am currently working at a high paying job and wish to clear credit card debt quicker and easier.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,894.00	Public Records On File:	1
Revolving Line Utilization:	78.60%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430962

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430962	$4,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430962. Member loan 430962 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	AFLAC	Debt-to-income ratio:	19.76%
Length of employment:	5 years	Location:	CLEVELAND, OH

Home town:	Gene Autry
Current & past employers:	AFLAC, Kaufmanns Department Store (Now Macy's Department Stores)
Education:	Baldwin-Wallace College

This borrower member posted the following loan description, which has not been verified:

Emily Humphrey is required by State of Ohio department of Education to have a masters degree to continue to teach. This loan is for paying off the 2009/2010 scool year. Messiah Lutheran School , Emily Humphrey's employer, has a graduate school reimbursement program, but those funds are 60% and only available June 2010.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,802.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 430967

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430967	$25,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430967. Member loan 430967 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,583 / month
Current employer:	Nationstar Mortgage LLC	Debt-to-income ratio:	12.96%
Length of employment:	9 years 1 month	Location:	Richardson, TX

Home town:	Dallas
Current & past employers:	Nationstar Mortgage LLC, Microsoft
Education:	University of TX at Dallas

This borrower member posted the following loan description, which has not been verified:

My goal is payoff 3 credit cards. I will keep 1 after consolidation for everyday bills and close the other 2 accounts. The cards rates have gone and up and I dont feel like I can catch up. Goal is consolidate and pay it off. I have good credit and pay on time.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,672.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 430968

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430968	$24,250	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430968. Member loan 430968 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Self-Employed	Debt-to-income ratio:	15.19%
Length of employment:	4 years 2 months	Location:	Brooklyn, NY

Home town:	Cherry Valley
Current & past employers:	Self-Employed
Education:	Hamilton College-Clinton, University of Pennsylvania, Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

Hi -- reinstating my loan request. Our accountants had not yet finished our personal taxes (we filed extensions) at the time of my last loan request, so despite the number of people interested we couldn't move forward. This is now completed, thankfully. So here's the story: My girlfriend and I run a small but growing fashion company. We want to keep growing, and are soliciting investors. At the same time, we'd like to put some more money into the business as well, and increase the equity. You can help us increase our equity by lending to me. Our business has been around for four years here in Brooklyn, and has been profitable for the past three years. We operate two store locations in Manhattan and Brooklyn, and sell on our website. We offer a wide range of products, from handbags and clothing to shoes and accessories. We look forward to 20-30% growth this year, and the money we receive will help us toward that goal. Thank you for your time.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,943.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 430971

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430971	$25,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430971. Member loan 430971 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,728 / month
Current employer:	Executive 1 Financial	Debt-to-income ratio:	15.53%
Length of employment:	3 years 9 months	Location:	Arlington Heights, IL

Home town:
Current & past employers:	Executive 1 Financial
Education:	William Rainey Harper College

This borrower member posted the following loan description, which has not been verified:

I have a Bank Of America loan on a high rate and I would like to refinance it and pay it off

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,438.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430989

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430989	$25,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430989. Member loan 430989 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Microsoft Corporation	Debt-to-income ratio:	5.23%
Length of employment:	1 year	Location:	Bothell, WA

Home town:	Mountain View
Current & past employers:	Microsoft Corporation, Panasonic Avionics Corporation, PBM Supply & Mfg Inc
Education:	Bakersfield College

This borrower member posted the following loan description, which has not been verified:

Requesting assistance for a unique and low-cost land ownership opportunity. The land will be utilized as both a recreational and investment property. This supports a long-time dream and also has great potentials for future investment returns. I am a stable borrower with a very good credit rating and a secure income.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,578.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431006

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431006	$9,250	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431006. Member loan 431006 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Public Works miami dade	Debt-to-income ratio:	2.12%
Length of employment:	20 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Public Works miami dade
Education:

This borrower member posted the following loan description, which has not been verified:

Buying a solar energy source to power my house

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,014.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 431015

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431015	$25,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431015. Member loan 431015 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	self	Debt-to-income ratio:	4.78%
Length of employment:	n/a	Location:	mentor, OH

Home town:
Current & past employers:	self, university hospitals health system
Education:

This borrower member posted the following loan description, which has not been verified:

I am starting my own dermatology practice in the midwest area. The business will be in demand.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,905.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431032

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431032	$6,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431032. Member loan 431032 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Roll Forming Corporation	Debt-to-income ratio:	3.30%
Length of employment:	1 year 6 months	Location:	LAWRENCEBURG, KY

Home town:	Kinards
Current & past employers:	Roll Forming Corporation, Topy Corporation
Education:	Middle Tennessee State University

This borrower member posted the following loan description, which has not been verified:

Finish completion of garage floor/doors on new house.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,860.00	Public Records On File:	0
Revolving Line Utilization:	99.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431070

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431070	$25,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431070. Member loan 431070 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	Western Athletic Clubs	Debt-to-income ratio:	15.73%
Length of employment:	2 years 6 months	Location:	Mill Valley, CA

Home town:	Albuquerque
Current & past employers:	Western Athletic Clubs
Education:	Haas School of Business, UC Berkeley

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards. The total debt is $25500. I would like to consolidate the debt and make one big monthly payment and reduce the average interest rate

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,015.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428172

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
428172	$3,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 428172. Member loan 428172 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Discover Financial Services	Debt-to-income ratio:	10.40%
Length of employment:	9 years 10 months	Location:	west valley, UT

Home town:
Current & past employers:	Discover Financial Services, JC penney
Education:	university of utah

This borrower member posted the following loan description, which has not been verified:

.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,112.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430667

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430667	$8,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430667. Member loan 430667 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	CardUSA, Inc.	Debt-to-income ratio:	9.20%
Length of employment:	8 years 1 month	Location:	Hallandale, FL

Home town:
Current & past employers:	CardUSA, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Wedding

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,060.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430940

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
430940	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 430940. Member loan 430940 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,167 / month
Current employer:	stefanos II pizzeria	Debt-to-income ratio:	3.05%
Length of employment:	3 years 5 months	Location:	PHILADELPHIA, PA

Home town:	Philadelphia
Current & past employers:	stefanos II pizzeria
Education:

This borrower member posted the following loan description, which has not been verified:

i need to borrow 20,000.00for a personel loan

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,294.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431061

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431061	$7,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431061. Member loan 431061 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	aprill landscaping	Debt-to-income ratio:	8.32%
Length of employment:	7 years	Location:	CAPE MAY COURT HOUSE, NJ

Home town:	Burdette
Current & past employers:	aprill landscaping
Education:

This borrower member posted the following loan description, which has not been verified:

interest to high and just want 1 payment

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	11	Months Since Last Delinquency:	19
Revolving Credit Balance:	$6,082.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431081

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431081	$10,875	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431081. Member loan 431081 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,458 / month
Current employer:	Allied-Barton Security	Debt-to-income ratio:	13.76%
Length of employment:	9 years 4 months	Location:	Cocoa, FL

Home town:	Sacramento
Current & past employers:	Allied-Barton Security, Pinkerton Government Services, Omniplex Security, Burns / Wells Fargo Security
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

I'm seeking a loan to refinance my credit card debts that are above 20% APR. I easily make my minimum payments and include extra when I can. However, I've calculated that I'll save at least a year on my debt-elimination plan and several thousand dollars in interest if I refinance. How I got into this position can be summed up in one word: foolishness. Over the past year, I've wisened up to my credit, but I would appreciate help in correcting my past mistakes. Thank you for your time.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,422.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431087

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431087	$9,600	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431087. Member loan 431087 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Westat	Debt-to-income ratio:	23.72%
Length of employment:	10 years 4 months	Location:	Frederick, MD

Home town:
Current & past employers:	Westat, Computing Options Company, Smallwonder Softworks!
Education:	Radford University, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I am requesting this money to payoff a high interest personal education loan I used to obtain my masters degree. I have never missed a payment on this loan, I simply want to pay less interest. I appreciate your consideration. I want you to know that I take my financial responsibilities very seriously.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,325.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431096

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431096	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431096. Member loan 431096 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Waste Management Inc.	Debt-to-income ratio:	9.96%
Length of employment:	2 years	Location:	Cuyahoga Falls, OH

Home town:	Akron
Current & past employers:	Waste Management Inc., All ohio Landscaping
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards, 2 of which are at a high interest rate the third is still at a good rate. The miniumn payment for all 3 is close to the estimated payment amount for this loan.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,958.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431097

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431097	$8,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431097. Member loan 431097 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Ameripro Siding and Windows	Debt-to-income ratio:	16.02%
Length of employment:	10 years	Location:	LIBERTY, MO

Home town:	warrensburg
Current & past employers:	Ameripro Siding and Windows, Amazing Siding and windows
Education:

This borrower member posted the following loan description, which has not been verified:

want to fix up house

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,410.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431106

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431106	$7,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431106. Member loan 431106 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	pitman company	Debt-to-income ratio:	20.51%
Length of employment:	12 years 2 months	Location:	north tonawanda, NY

Home town:	North Tonawanda
Current & past employers:	pitman company, Panes restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

lookin to replace my old daily driver (frame rot) and I really missed my old jeep and found a very good deal on a nice used one

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	71
Revolving Credit Balance:	$12,189.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431119

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431119	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431119. Member loan 431119 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Monitcello Central School District	Debt-to-income ratio:	19.64%
Length of employment:	5 years	Location:	Poughquag, NY

Home town:	Tell City
Current & past employers:	Monitcello Central School District, Mercy College
Education:	Purdue University-Main Campus, Mercy College-Yorktown Campus

This borrower member posted the following loan description, which has not been verified:

I plan to use the proceeds of the loan to consolidate some of my expenses, pay off at least one credit card, and go on vacation with a budget in hand. I have never failed to pay any financial obligation in my life, and I do not intend to start failing to pay now. This will also help me budget my expenses accordingly to make sure this debt finally gets paid off.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,140.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431130

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431130	$3,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431130. Member loan 431130 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,433 / month
Current employer:	Verizon Federal, Inc.	Debt-to-income ratio:	17.21%
Length of employment:	5 years 3 months	Location:	Falling Waters, WV

Home town:	Great Lakes
Current & past employers:	Verizon Federal, Inc., EG&G, Manpower
Education:	Strayer University at Ashburn, VA

This borrower member posted the following loan description, which has not been verified:

I am seeking this small loan for the purchase of an early 1970's VW Beetle. The vehicle is in good condition. It has been refurbished & repainted by the seller to minic 'Herbie the Love Bug'. Although I do not currently have the cash flow to purchase this car out right, I am hopeful that your group will assist me in buying my dream car. I have good credit and have a long standing history of timely payment on all of my financial obligations. With anticipated saving through the remainder of 2009, I am expecting to maintain this loan for a very minimal period of time. Please note that I would be more than happy to provide a specific payoff plan if necessary. Very Respectfully, Ms. M. D. Watson

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,389.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431132

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431132	$18,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431132. Member loan 431132 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,312 / month
Current employer:	U.S. Coast Gaurd	Debt-to-income ratio:	11.20%
Length of employment:	8 years 10 months	Location:	Dunedin, FL

Home town:	San Diego
Current & past employers:	U.S. Coast Gaurd
Education:

This borrower member posted the following loan description, which has not been verified:

Between my spouse and myself, we have 3 credit cards that have kept our rates consistently high in spite of the fact that we have never had a single late or missed payment with ANY creditor. We also have paid down our balances regularly. Our goal is to pay them off, and not do business with those companies in the future. By the time this loan is paid off, we will be 100% debt free except for our mortgage.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,371.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 431164

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431164	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431164. Member loan 431164 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Dokken Engineering	Debt-to-income ratio:	5.26%
Length of employment:	3 years 7 months	Location:	San Diego, CA

Home town:	New Rochelle
Current & past employers:	Dokken Engineering
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

I have plenty of income each month to afford payments as high as $1000. I have little expenses, but I recently took a 5-month vacation that cost ~$12,000. My family has offered to cover these unexpected expenses; however, since I have a stable and a well-paying career, I decided to take out a loan to pay for it myself.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$993.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431179

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431179	$10,800	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431179. Member loan 431179 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	0.46%
Length of employment:	n/a	Location:	odessa, TX

Home town:	ft davis
Current & past employers:	ecisd
Education:

This borrower member posted the following loan description, which has not been verified:

i need this loan for auto repair and to purchace appliance that messed up in my home. my daughter also needs help. and i need to help her. and i need to pay off some bills

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	45
Revolving Credit Balance:	$135.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431183

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431183	$2,400	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431183. Member loan 431183 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	ADP	Debt-to-income ratio:	7.00%
Length of employment:	1 month	Location:	CAPITOL HEIGHTS, MD

Home town:	Washington
Current & past employers:	ADP, CUTCO, HP
Education:	Virginia Military Institute

This borrower member posted the following loan description, which has not been verified:

Hi. My name is Jasper Watkins and I am a recent May 09 graduate from the Virginia Military Institute. I graduated in May and fortunately landed a job in DC working with a company called ADP. I was living in ATL GA, and the company did not cover moving expenses. So, I had to use my own money and now I'm pretty much broke. I was on a division 1 full track scholarship while at VMI, so I don't have any college loan debt at all. I am a responsible , hard-working person that just needs a little help to get running in the corporate world. Thanks

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,655.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431200

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431200	$7,400	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431200. Member loan 431200 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Venezia	Debt-to-income ratio:	13.43%
Length of employment:	6 years 9 months	Location:	Pottsville, PA

Home town:	Pine Grove
Current & past employers:	Venezia
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate a couple of credit cards I've let get away from me. I typically don't allow this to happen, however I made a purchase on one of my cards for my husband and after that, I charged one small thing, then another, and now I'm where I don't want to be. I believe my credit report will reflect that I am a responsible and reliable individual who strives at paying more than due before the due dated. A consolidation will be very helpful.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,938.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 431218

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431218	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431218. Member loan 431218 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Waterford Wedgwood USA	Debt-to-income ratio:	14.76%
Length of employment:	4 years	Location:	Toms River, NJ

Home town:	Long Island
Current & past employers:	Waterford Wedgwood USA, Novadebt, Verizon Communications
Education:	CUNY Queens College, Nassau Community College

This borrower member posted the following loan description, which has not been verified:

I have been in the process of paying off all my credit cards and am having so much trouble paying one credit card. It has a ridiculously high interest rate and it seems I'm making no progress at all!! I would love to pay just one steady payment with no suprises. I am a very reliable borrower - I have worked two jobs for years and pay all my bills on time. When I get rid of this credit card I am done with them for good!!! Thank you for your help!

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,798.00	Public Records On File:	0
Revolving Line Utilization:	88.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431250

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431250	$3,250	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431250. Member loan 431250 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Global IFG, Inc.	Debt-to-income ratio:	13.52%
Length of employment:	5 years 1 month	Location:	Lakeville, MN

Home town:
Current & past employers:	Global IFG, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am in need of a short term business loan. I have been in business for 5 years, and have never taken a loan. I do not have a DnB score, even though I have accounts and bills in my company name. I have a personal mid credit score of 798. I have only had 1 credit inquity in 5 years, and have never paid any personal or business accounts late. Everything has always been paid on time. The funds will be used for business expenses/growth. My needs are of an urgent nature, and I thought I would try peer to peer lending as a faster option than regular bank loans. I would very much appriciate your consideration. Sincerely, Bob

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	61
Revolving Credit Balance:	$9,375.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431251

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431251	$4,500	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431251. Member loan 431251 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	great western	Debt-to-income ratio:	3.34%
Length of employment:	11 years	Location:	west valley, UT

Home town:
Current & past employers:	great western
Education:	none

This borrower member posted the following loan description, which has not been verified:

.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,141.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431255	$1,350	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431255. Member loan 431255 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	7.39%
Length of employment:	1 year 3 months	Location:	Alexandria, VA

Home town:
Current & past employers:
Education:	Lipscomb University

This borrower member posted the following loan description, which has not been verified:

I'm seeking a small loan to pay off a credit card with a high interest rate.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	12	Months Since Last Delinquency:	14
Revolving Credit Balance:	$2,227.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431261

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431261	$1,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431261. Member loan 431261 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Jeannette Specialty Glass	Debt-to-income ratio:	21.47%
Length of employment:	4 years 6 months	Location:	Manor, PA

Home town:
Current & past employers:	Jeannette Specialty Glass
Education:

This borrower member posted the following loan description, which has not been verified:

I want to use the money to payoff my credit cards and possibly use some for a start in looking for a place to live. I've always paid all my bills on time and should have good credit.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$865.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431292

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431292	$1,200	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431292. Member loan 431292 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,222 / month
Current employer:	US Army	Debt-to-income ratio:	3.94%
Length of employment:	1 year 7 months	Location:	Milwaukee, WI

Home town:	Chicago
Current & past employers:	US Army
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

This loan will be mainly use to get out of debt from young and childish mistakes Ive made in the past.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,739.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431294

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431294	$3,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431294. Member loan 431294 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	2.24%
Length of employment:	n/a	Location:	AURORA, IL

Home town:	AURORA
Current & past employers:	SAM'S CLUB
Education:

This borrower member posted the following loan description, which has not been verified:

consolidating 3 credit cards

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,298.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431302

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431302	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431302. Member loan 431302 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Muscogee County School	Debt-to-income ratio:	15.77%
Length of employment:	32 years	Location:	Columbus, GA

Home town:
Current & past employers:	Muscogee County School
Education:	Columbus State University, Troy State University at Phenix City

This borrower member posted the following loan description, which has not been verified:

I have never defaulted on credit card or loan. My income consists of fulltime job and retirement.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	54
Revolving Credit Balance:	$33,900.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431309

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
431309	$3,250	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 431309. Member loan 431309 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,408 / month
Current employer:	Out Tech, Inc.	Debt-to-income ratio:	24.73%
Length of employment:	4 years 10 months	Location:	Dillsburg, PA

Home town:	Dillsburg
Current & past employers:	Out Tech, Inc., Purdue University
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I am a 30 year old IT Manager at a small company. Previous work experience in small businesses and major universities in IT. Looking to expand my expertise and income potential through study of IT certifications. Money will be used to attend certification classes and taking exams for certification. After certification (Cisco CCNA and Microsoft MCSE) I will be able to increase my income to between 90k and 120k per year (within 12 months). I am a father of a 2 year old daughter who means everything to me. Wanting to provide for her and my Wife as best as I possibly can.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	53
Revolving Credit Balance:	$3,777.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Posting Report Supplement No. 1 dated July 30, 2009